UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K / No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 16, 2014

Median Group Inc.

(Formerly Clixster Mobile Group Inc.)

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50431 32-0034926

(Commission File Number) (IRS Employer Identification No.)

Level 7, Tower 7, Avenue 5, The Horizon Bangsar South, No.8 Jalan Kerinchi,

59200, Kuala Lumpur, Malaysia

(Address of Principal Executive Offices)

(Zip Code)

Tel: +603 2242 3995    Fax: +603 2242 4317

Registrant's telephone number, including area code

Clixster Mobile Group Inc.

No. 18-2, Jalan Sri Hartamas 8, Taman Sri Hartamas, 50480 Kuala Lumpur, Malaysia

China Media Group Corporation

No. 55 Jalan Snuker 13/28, Tadisma Business Park, Section 13, 40100 Shah Alam, Selangor, Malaysia

(Former name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K
MEDIAN GROUP INC

Explanatory Note

On January 31, 2014, we filed a Current Report on Form 8-K to report the acquisition of all of the issued and outstanding shares of Clixster Mobile Sdn. Bhd., a privately held Malaysian corporation (the “Original Form 8-K Report”). This Amendment No. 1 to the Original Form 8-K Report is being filed solely to amend and supplement Item 9.01 of the Original Form 8-K Report to include the financial statements and pro-forma financial information required by Item 9.01 of Form 8-K, which were not filed with the Original Form 8-K Report.

This Amendment also includes the Exhibit 99.1, which contains the Clixster Mobile Sdn. Bhd. Financial Statement for the year ended December 2014 and 2013, and Exhibit 99.2, which contains the Median Group Inc. pro-forma combined consolidated financial statements December 31, 2013.

This Form 8K contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors” that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles. In this report, unless otherwise specified, all dollar amounts are expressed in United States Dollars.

As used in this quarterly report, the terms "we", "us", "our", "CHMD", and "the Company" mean Median Group Inc. (formerly known as Clixster Mobile Group Inc. with effect from April 3, 2014 and prior to that date China Media Group Corporation) and its subsidiaries unless otherwise indicated.

Definitions and Conventions

References to "Common Stock" means the Common Stock, no par value, of the registrant, Median Group Inc.

References to the "Commission" or "SEC" means the U.S. Securities and Exchange Commission.

References to the "CMSB" means Clixster Mobile Sdn. Bhd., a company incorporated in Malaysia that is engaged in the business of providing mobile communication services through a Mobile Virtual Network Operator (“MVNO”) platform. CMSB was acquired by the registrant.

Reference to "Closing Date" means January 31, 2014 the closing date of the Sale and Purchase Agreement October 29, 2013.

References to "Company", "CMG", “MGI”, "we", "our", "Group" means Median Group Inc. (formerly known as Clixster Mobile Group Inc. and China Media Group Corporation”) and includes, unless the context requires or indicate otherwise, the operation of its subsidiaries (all herein defined).

References to "33 Act" or "Securities Act" means the Securities Act of 1933, as amended.

References to "34 Act" or "Exchange Act" means the Securities Act of 1934, as amended.

Item 2.01 Completion of Acquisition or Disposition of Assets

Acquisition

The Acquisition. On October 29, 2013, Median Group Inc. (formerly known as Clixster Mobile Group Inc. and China Media Group Corporation), a Texas corporation ("CMG") and Samata Ventures Sdn. Bhd. (“Samata”) and Clixster Sdn Bhd. (“CSB”) (jointly the “Vendors”) entered into a sales and purchase agreement (“Acquisition Agreement”) for CMG to acquire 63.2% equity interests in Clixster Mobile Sdn. Bhd. (“CMSB”), a privately held Malaysian corporation that is in the provisioning of telecom services through a MVNO platform in Malaysia. On January 31, 2014, the Acquisition Agreement (the "Acquisition") closed and the Company issued to Samata and CSB 5,760,898,203 and 4,432,711,461 shares in the Company, respectively, for a total issuance of 10,193,609,664 shares in the Company, representing approximately 90.15% in the issued share capital of the Company; and CMSB became a 63.2% subsidiary of CMG.

On January 31, 2014, Samata transferred 4,301,422,970 to CSB and 1,459,475,233 shares to the newly appointed directors of the Company. After the above transfers, Samata did not hold any shares in the Company and CSB held a total of 8,734,134,431 shares, representing approximately 77.24% in the Company, becoming the new controlling shareholder of the Company. In June and August 2014, CSB transferred 550,000,000 shares to one of the Company’s partners and 1,800,000 shares to a then director Mr. Ching Chiat Kwong; and after these transfers CSB held 6,384,134,431 shares, representing approximately 56.46% in the Company. In September 2015, New China Electronics Limited, accompany wholly owned by Mr. Ching Chiat Kwong acquired 9,643,609,664 shares in the Company from CSB and the other directors of the Company to become the new controlling shareholder of the Company. As at the date of this report, New China Electronics Limited holds 6,430,134,431 shares in the Company.

The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the complete text of the Acquisition Agreement, which was filed in Form 8K on October 30, 2013.

The shares of CMG's Common Stock issued to Samata and to CSB in connection with the Acquisition were not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the restrictions applicable to such shares.

Changes to the Business. The Company’s business will change substantially after the acquisition of CMSB business. The Group intends to rationalize its existing business of consulting, advertising and distribution of electronics products and focus on the newly acquired telecom business in our Telecommunications Business Unit which is expected to become the major revenue generation business unit to the Company immediately after the Acquisition.

Changes to the Board of Directors and Executive Officers

Upon the closing of the Acquisition, the following changes were made to the directors and officers of the Company: (i) Megat Radzman Megat Khairuddin was appointed as a Director and Chairman; (ii) Mohd Mahyudin bin Zainal resigned as the President and Chief Executive Officer; (iii) Noor Azlan Khamis was appointed as a director and the President and Chief Executive Officer, (iv) Andrew Hwan Lee, Azrinaz Mazhar Hakim Mazhar, and Ching Chiat Kwong were appointed as Director (v) Norlizah binti Zainal and Mohd Khairudin bin Ramli resigned as Directors.

After the above changes, the board of directors consists of Megat Radzman Megat Khairuddin, Noor Azlan Khamis, Mohd Mahyudin bin Zainal, Andrew Hwan Lee, Azrinaz Mazhar Hakim Mazhar, and Mr. Ching Chiat Kwong. In addition, Mohd Suhaimi bin Rozali remained as Chief Financial Officer, Treasurer and Company Secretary of CMG.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

After the Acquisition, Mohd Mahyudin bin Zainal and Mr. Ching Chiat Kwong resigned as directors of the Company on April 15, 2014 and February 5, 2015 respectively. On May 12 2015, Megat Radzman Megat Khairuddin resigned as the Chairman and director of the Company.

On October 21, 2015 Noor Azlan Khamis, and Azrinaz Mazhar Hakim Mazhar resigned as directors and as officers of the Company and on the same date Abdul Fattah Abdullah, Ahmad Shukri Abdul Ghani and Ching Chiat Kwong were appointed on to the board of the Company.

Accounting Treatment. The Acquisition is being accounted for as a reverse merger. CMSB is treated as the acquirer for accounting purposes and, consequently, the share equities that are reflected in the consolidated financial statements are those of CMSB.

DESCRIPTION OF BUSINESS

OUR BACKGROUND. The Company was incorporated in Texas on October 1, 2002 and in 2005 changed its business focus to advertising and media in the emerging China market. Under the then new management, the Company commenced to position the Company to capitalize on the growth of the Chinese advertising market where global companies are rushing into China to try to grab and hold the attention of its 1.3 billion citizens.

Our mission then was to become one of China's new age media companies through the use of new technologies and devices combined with traditional media of TV, Newspapers, Magazines, Billboards and Internet to reach today's mobile society. In order to facilitate this, the Company established 3 strategic business units being "Advertising", "Telecommunications and Mobile Computing", and "Products and Services". However due to limited financial resources we were not able to implement our business plans in the China media sector.

In June 2012, the Group acquired A-Team Resources Sdn. Bhd. a company that distributes light appliances products in South East Asia and Middle East to strengthen our Products and Services Business Unit.

As announced in a Form 8K filed on October 29, 2013, the Company and Samata Ventures Sdn Bhd (“Samata”) and Clixster Sdn Bhd (“CSB”) (jointly referred to as the “Vendors”) entered into a conditional Sales and Purchase Agreement (“SP Agreement”) for the Company to acquire 63.2% equity interests in Clixster Mobile Sdn Bhd (“CMSB”) from the Vendors.

On January 31, 2014 following the fulfillment of all the conditions set forth in and otherwise in accordance with the terms of the SP Agreement, this merger transaction was consummated and CMSB became a subsidiary of the Company. As a result of the closing of the SP Agreement, we will now focus our business plans to pursue the mobile virtual network operator (“MVNO”) business and to expand our telecommunication business unit with a focus on provision of mobile telecom service through a MVNO platform initially in Malaysia and then to other regions.

Upon the closing of the SP Agreement, the Company issued to Samata and CSB 5,760,898,203 shares and 4,432,711,461 shares in the Company, respectively, for a total issuance of 10,193,609,664 shares in the Company, representing approximately 90.15% in the issued share capital of the Company.

On January 31, 2014 Samata transferred 4,301,422,970 to CSB and 1,459,475,233 shares to the newly appointed directors of the Company. After the above transfers, Samata did not hold any shares in the Company and CSB held a total of 8,734,134,431 shares, representing approximately 77.24% in the Company, becoming the new controlling shareholder of the Company. On the same date following the completion of the SP Agreement, the changes to the board of directors were announced in the Form 8K filed on February 6, 2014. On June 17, 2014 CSB transferred 550,000,000 shares to one of the Company’s partners and on October 1, 2014 CSB transferred 2,000,000,000 shares to a director of the Company. After these two transfers, CSB held 6,184,134,431 shares representing approximately 54.69% in the Company.

On January 15, 2014 the Group disposed of its loss making light appliances and advertising operation. The management believes that this transaction affords the Company the opportunity to streamline its trading operation and focus on its Products and Services Business Unit.

On July 28, 2015, the Group disposed of its investment in Clixster Mobile Sdn. Bhd. to refocus its MVNO business from pre-paid to post-paid telecom services.

In September, 2015, New China Electronics Limited, a company wholly owned by our director, Mr. Ching Chiat Kwong, acquired a total of 7,130,134,431 shares representing about 63.06% interests in the Company from CSB and all the other directors’ shares to become the controlling shareholder of the Company. On January 8, 2016, New China then transferred 350,000,000 shares to each of Andrew Hwan Lee and Ahmad Shukri Bin Abdul Ghani, both directors of the Company. New China then held 6,430,134,431 shares representing 56.87% in the Company.

In December 2015, the Company acquired 51% interests in Naim Indah Mobile Communications Sdn Bhd (“NIMC”). NIMC has entered into an exclusive partnership agreement with MyAngkasa Holdings Sdn Bhd (“MHSB”) for the implementation of the “MyAngkasa” mobile program. Under the agreement, MHSB will undertake to market and sale to its members for NIMC’s post-paid mobile phone services. The Group views this as a strategic anchor customer that will provide the subscriber base to roll out its telecom services, focusing in post-paid customer, .

In March 2016, the Company is in advance discussion with a Malaysian telecom operator to roll out these services to the MyAngkasa customers. It is planned that the roll out commencing in July 2016.

At the date of this report, the Group will focus on its Telecommunications and Mobile Business Unit and its Products and Services Business Unit. The Group will terminate its adverting business until a viable advertising business opportunity is available.

OUR BUSINESS REVIEW AND FUTURE STRATEGY. In 2013, the consumer electronics and light appliances business faced a very competitive environment from other low costs manufacturer. The management took the view to restructure and rationalize the operation so that it can face the challenges ahead. In early 2014, the Group sold the trading operation for consumer electronics and light appliances products to dispose the loss making operations, and to enter into the communication business.

2014 Products & Services Overview

We have established 3 business units namely “Advertising”, “Product Services” and “Telecommunication and Mobile”. A brief review and description of these three business units' strategies and operations are described below.

Advertising Unit

On March 13, 2007, the Company acquired 100% of the issued and outstanding shares of Good World Investments Limited, which owns 50% of the registered capital of Beijing Ren Ren Health Culture Promotion Limited ("BRR"). BRR is working with the Chinese Government on a benevolent project named "Great Wall of China Project" to advertise and promote health education and health awareness in China. We believe BRR provides a strategic advertising platform for us to launch our advertising operations in China as it can advertise in hospitals and districts in China. However the capital requirement to activate this project on the national and provincial level will require us to raise at least US$2 million which was difficult given the financial situation of the Group. Therefore in 2012, we had determined to defocus from the BRR program and to focus on other advertising activities going forward. During the period, the Company did not derive any advertising income from the BRR project. In 2014, the Group divested from its investment in BRR and the Group suspended the advertising business unit until other advertising opportunities that are synergistic to the Groups business. During the year, the Group did not derive any revenue from the business unit.

Products Services Units

We have commenced a Products Services Unit to build brands recognition and to take advantage of our contacts networks, distribution channel and trading partners. We intended to leverage on our advertising platform to develop our own brands name for select products. This will uniquely position our Product Services for brand awareness as well as develop a long term business unit that will serve both consumers and industries markets. We had a distribution of electronics and light electronics in 2012 but we ran into difficulties and the market conditions changed such that the Company recorded a loss in 2012. In view of our focus on Telecommunications we determined to divest of our investment in Ateam in 2014. During the year, the Group did not derive any revenue from this business unit.

Telecommunications Unit

In 2006, the Company announced the establishment of the Telecommunications and Mobile Computing Division to focus on the new media advertising where we would take advantage of new convergent devices for telecommunications advertising. The business of selling advertising and services through telecommunications media and devices is growing and the Group intends to enter into this business sector. No revenue has been generated from advertising through telecommunications media and devices during this reporting period.

Advertising through mobile devices is becoming more prominent to reach the mobile society of today. The goal of the Telecommunications and Mobile Computing Unit is to provide the Company with entry into the new sector of advertising through telecommunication media and devices. Our strategy on gaining access in telecommunication media is through cooperation with existing networks or establishes select networks. However our longer term strategy is to partner with network operators to provide extensive network access for our advertising media. We had secured the distribution rights for M.A.G.I.C. Convergent Device for the territory of China and Hong Kong, and we are still waiting for the delivery of its commercial products in 2013. However, in 2014 we divested from this product and instead we determined to focus on other telecommunication products and services. In October 2013, we entered into a conditional agreement to acquire Clixster Mobile Sdn. Bhd. a Mobile Virtual Network Operator (“MVNO”) operation in Malaysia. This transaction closed on January 31, 2014. Going forward, we will focus on developing the MVNO business and building a brand in Malaysia and then throughout the region. During the year ended December 31, 2014, the Group derived $5,186,766 in telecom services revenue from this business unit.

Description of the business

OUR BUSINESS.

Our History

Clixster was incorporated as a private limited company in Malaysia on 16 March 2012. Its principal activities are to carry out all businesses relating to telecommunication and mobile services which include among others mobile virtual network operator (MVNO), mobile virtual network enabler (MVNE), voice over internet protocol (VOIP). On application, the Malaysian Communications and Multimedia Commission approved our application service class license (ASP-C) on 10 April 2013. Subsequently, we took over the network service provider individual license from Samata Communications Sdn Bhd, which transfer of the license was approved by the Minister of Communications and Multimedia Malaysia on 27 November 2013.

In the Malaysian mobile market, we realized that there are still pockets of customer circles or groups, which will respond positively if a service provider recognises their particular requirements or common interests, shared within each group. Thus, the materialization of an exclusive business partnership collaboration agreement with the National Cooperative Organisation or ANGKASA on 1 December 2013. Angkasa is an apex organization recognized by the Malaysian Government as a defacto body of cooperatives movement in Malaysia with over 4,000 cooperatives and more than 8 million members under its wing. It is by far the largest community based group, representing over 30% of the total Malaysian population and about 57% of the total work force in Malaysia.

This collaboration with ANGKASA gives Clixster an instant and exclusive access to a captive community of cooperative members as well as a link to a large distribution network of cooperative societies and members which opens the door of opportunities for Clixster’s products and services to reach these members where it will be able to cater to their needs in most if not all, cooperative-related matters and transactions such as accounts enquiry, withdrawals, deposits, purchases, payments, inter-sales of products from cooperative. In short, Clixster’s value proposition is derived from the currently unprovided needs of the cooperative members.

Our Business Model

Clixster operates an interconnected ecosystem that enables the company to unlock optimum value of its resources and maximize potential revenue and profits. Operating within this ecosystem, we are able to develop diversified portfolios of products and services and delivery mechanisms. The ecosystem is governed by three fundamental principles, namely

*	Enablement through strategic partnerships & talent acquisition
*	A culture of innovation across the organization
*	User-centric products that provide value and emotional experience for end users

Moving away from the traditional operating models focused on technology and product to a customer centric model, the company’s business model operates systematically with its customers as the central point of convergence for all its key business activities and functions. The fluidity of this customer-focused infrastructure is supported by rapid product development and maximum flexibility and has been effective in the company’s approach to enter and access new markets and effectively moving forward in volatile market conditions.

The operational functions of the organization are built on this foundation. With an overview on the customers journey key touch points along this journey was identified which include service, products, relationship management and payment. These key points in the customers’ journey have been used as a platform for the creation of the company’s business pillars. There are 4 business pillars in the organization namely:

*	Mobile- Mobile Virtual Network Operator (MVNO) & Mobile Virtual Network Enabler (MVNE), delivering a full fledged high value service at a low cost to users.
*	Payment- Advanced payment solution for both consumers and small businesses for both consumers and businesses – via EDC terminal, mobile phone and the Internet.
Media- Enabling under-served communities to have equitable access to the knowledge economy via mobile and satellite broadband.
*	Device- Original Device Manufacturer of Android based mobile devices aimed principally for the under-served markets and communities.

These 4 business pillars and the key customer touch points are interlinked with each other through the organizations key operational functions which include service provision, distribution channels, media portal and payment exchange. This interconnectivity uniquely offers customers an ecosystem of product and services for all communication technology solutions to meet the vast needs of the target market.

As a mobile service operator, the company provides its customers with the traditional mobile services which include voice, SMS, data, value added services and 3G offload through its mobile business pillar. In addition the organization offers its customers through its other business pillars parallel services which include VoIP, SIP Trunk and VSAT Broadband. This full-scale service design offers customers an invigorating panel of services that meet the demands of the different target markets and groups. The basic service provision of the organization is supported by the business pillars from a functional aspect as well which include distribution, payment and development of content.

Our Strategies

Clixster has identified three generic types of strategies consisting of cost leadership, segmentation and differentiation in its effort to acquire, retain and expand Clixster’s subscribers base.

Cost Leadership

Clixster’s discount based customer acquisition strategy provides low price call rates where the main competitive advantage is the ability to keep costs low because of the small profit margins. All Clixster’s operations are aligned to meet this target particularly in areas below:

(1)	Clixster product portfolio is kept narrow covering the basic and relevant specialized services for the selected market, rather than a wide array of services to cater for diverse groups of customers.
(2)

Clixster maintains a low organizational structure that is capable to serve a large potential addressable market and respond to changes quickly. Through strategic partnership with business communities, we are able to offer a wider range of services by sharing resources with these partners.

(3)	The resources for new Clixster product development must be kept low to be able to provide the most cost effective and quick to market. This is achieved by replicating the applications and service offerings across the communities with minimal modifications.

Segmentation

Angkasa and other communities provide and access to a large potential addressable business volume big enough to justify investment on developing new Clixster’s product and embark on a focus marketing initiative to increase the ARPU of this market segment.

Clixster’s segmentation- driven strategy focuses on retaining customers and increasing spending on Clixster products and services by:

(1)

Continuous introduction of new related product mix or features. All Clixster product packages are designed to stimulate usage. For example, Clixster prepaid subscription customers get a 10% rebate for every reload made, in addition to enjoying attractive low rates. The combination of rebate and low rates will encourage customers to use more.

(2)

Using specific marketing approach such as loyalty programmes help to increase “wallet share” of the specific customer segment. Clixster’s smartphone package in not only intended to get customers to switch away from their respective service provide, but also to increase customer spending on Clixster products and services.

Differentiation

Product differentiation is a strategy that can be adopted for market expansion purposes. The ability to offer differentiated and specialized services for it selected markets puts Clixster ahead of the competitors. One example is the bundling of services to meet the requirements of the communities or market segments. These service leaders might also have multiple target sub segments that use the same services with different, customized content. While competing with differentiated services, Clixster has the potential to gain a rather high ARPU.

The ability to dynamically develop new services independently or in cooperation with partners for the needs of the customers will enable Clixster to offer other established brands to launch their own respective MVNO on Clixster Platform. Clixster with its strong technology competence can select to become an enabler for other established organizations or communities already have a strong brand. Clixster is currently exploring partnerships with this regards with several parties such as Association of Ex-Servicemen, Institute of Higher Learnings and Non Governmental Organizations (NGOs).

Our Products and Services

Differentiation of service offerings is fundamental in ensuring the organization stays competitive, attractive and sustainable in the market. We place a lot of emphasis and focus in ensuring our products meet the needs of the target segment market. Product innovation is a critical component to succeed in this competitive environment.

Our principle is to develop and offer our consumers with products and services that allows them unprecedented freedom of choices and to get more out of life. Under the mantra of “Empowering The Customers with Choices”, we employ a strategy of bundling telco basic commodity and other non-telco services that can be used as an attraction factor to the offerings.

Our Sales and Distribution Network

In today’s market of mobile saturation, the demand for consistent experience across consumer’s interaction with the mobile service providers and its products and services has reached an all time high. Taking the lead from the dynamical change in demand by the consumers and in line with our business model, Clixster Mobile Group has been diligently emphasizing and developing new interactive models that allow and provide consistent experiences to all its consumers across all channels. With a focus on the consumer all operational strategy and activities are designed with the emphasis on opportunities that translate into convenience to the end user. This mission is made possible by constantly exploring new and creative non-traditional distribution channels. Using a nuanced approach to boast subscriber profitability, several high volume channels have been identified and actively pursued creating flexibility to the channel mix and the types of product distributed through these channels.

We utilize a mix of direct, indirect and alternative distribution channels in order to increase customer growth while reducing customer acquisition costs. The backbone to distribution is through existing dealer channels and incentive schemes however to cater to the needs of previously untapped and emerging customer profiles we are actively increasing our effort in providing e-pay terminals solutions in convenient and easily accessible locations such as petrol kiosks, retail stores and shopping malls to inspire customer confidence and loyalty.

Our indirect retail channel consists of agents that sell our postpaid and/or prepaid wireless products and services at their retail locations throughout the Malaysia.

The group plans to intensify its online presence through the creation of online e-commerce store. Within this channel, various sub-channel strategies are also used and are prioritized according to the target market.

Overall Clixster has intends to reach the targeted communities through its distribution network of cooperatives and affiliated retailers across the country to sell and manage all Clixster’s products, services and customers.

Industry Overview and Competition

Telecommunication Market

During the first half of 2014, the Malaysia telecommunication subsector increased by 10% (January - June 2013: 9.4%) with the continued increase in the number of cellular phone subscribers as well as higher use of data services. Cellular phone subscriptions grew 2.8% to 43.8 million to reach a penetration rate of 145.5% as at end-June 2014 (end-June 2013: 9.1%; 42.6 million; 143.4%), with the prepaid segment dominating 82% of total subscriptions. Growth was spurred by increased take-up of affordable smartphones and attractive packages offered by service providers. In addition, higher use of data services was supported by increased third-generation (3G) subscriptions which recorded 18 million in 2013 (2012: 14.5 million).²

The broadband segment grew 3.1% to 6.4 million subscriptions with a household penetration rate of 67.2% as at end-June 2014 (end-June 2013: 6.9%; 6.2 million; 66.8%). Growth was largely driven by promotional activities and awareness programmes as well as improved network coverage due to offerings of bundled services with attractive pricing plans and improved network coverage. The National Broadband Initiative (“NBI”) which was introduced in March 2010 to increase household broadband penetration, addresses the provision of infrastructure and facilities through the implementation of High-Speed Broadband (“HSBB”) and Broadband to General Population (“BBGP”). Through public-private partnership, the Government has implemented the HSBB project in areas covering inner Klang Valley, Iskandar Malaysia and selected industrial areas. At the same time, under the BBGP initiative, broadband projects will be implemented across the country through various technologies such as Asymmetric Digital Subscriber line (“ADSL”), Hybrid Fibre Coax (“HFC”), High-Speed Downlink Packet Access (“HSDPA”) and Worldwide Interoperability for Microwave Access (“WiMax”). ²

In Malaysia, the major mobile network operators (MNOs) are Maxis, Celcom and DiGi. According to RHB Research Institute Sdn Bhd (“RHB Research”), despite the mixed showing in their fourth quarter 2014 reporting, the Big Three will still face challenges. This is especially in terms of effectively monetizing data in the medium term while traditional revenues will continue to suffer from structural pressure. The research house noted that the industry posted a slight contraction in service revenue of 1.1% in 2014, mainly due to the continued erosion in SMS and voice revenues and telco-specific issues. That said, RHB Research noted that mobile internet revenue sustained its double-digit growth trajectory, up 24.9% for the year. Unsurprisingly, it further noted that the traditional SMS and voice revenues continued on their declining trend this quarter, contracting by 27.9% and 5.4% y-o-y respectively in 4Q14. The research house expects the pressure on legacy revenues to continue in 2015, as the industry’s smartphone penetration, currently in the mid-40s, is expected to trend higher on the back of a wider array of affordable smartphones available in the market and the telcos dishing out more data bundled packages to spur data demand. That said, the research house noted the operators are ramping up efforts to better monetise data alongside investments to improve the quality of networks and additional LTE sites.

¹ Malaysia Economic Report 2014/2015 ² Malaysia’s telco sector still likely to see challenges in the medium term - The Borneo Post Online 16/3/15

Subscriber Market

Mobile connections in Malaysia has long surpassed the 100% mark and was reported to attain 137% ¹ as at March 2015; putting her as one of the countries in Asia Pacific with penetration rates above 100%. In a statistical report conducted by We Are Social involving 30 countries in the Asia Pacific region, Macau, Hong Kong, Singapore and Thailand attained a mobile subscription rate of 269%, 175%, 152% and 150% respectively compared to their national populations.

By 2015, the Malaysian market is expected to reach a mobile subscriber base of over 50 million (as at 2013: 42.6 million¹). Although growth is expected to slow down as the market approaches saturation but it is still expected to register a CAGR of 6.0% from 2011-2015. Riding on increasing demand for internet access, 3G subscriptions reached 14.5 million with an annual growth of 41.0% in 2012 and are expected to cross 18.4 million by December 2013. Broadband internet has also been expanding strongly in recent years and as at first quarter of 2014, reached a 67% household penetration with more than half of households having some form of broadband access.¹ Also from the report by We Are Social, the mobile broadband penetration rate in March 2015 of Macau, Hong Kong, Thailand and Singapore were at 264%, 122%, 112% and 106% respectively whilst Malaysia achieved 78%.¹ The Malaysian Communications and Multimedia Commission reported a rate of 72.2% for the first half of 2015. ²

Greater affordability of mobile services, development of platforms and mobile enabled services including mobile payments, information services and educational tools) and entry of non-traditional players into the ecosystem including technology companies and content provider are key indicators to the potential future growth opportunities of the market.

¹ Digital, Social and Mobile in APAC 2015 – We Are Social Singapore ² MCMC - Pocket Book of Statistics, Q2 2015

Mobile Virtual Network Operator Market

The explosive growth of wireless is one of the most striking aspects of the telecom industry since the 1990s. Demand for low-cost and high-value cellular service has been driving the mobile industry towards price wars. As the industry continue to mature, Mobile Network Operators (MNO’s) recognize that future growth depends on the pursuit of new markets beyond the conventional method of direct acquisition of new subscribers. The growth driven by bundled service offerings with slashed rates is only a short-term remedy. A new strategic model through alliances with Mobile Virtual Network Operator (MVNO) offered a far sighted solution. The MVNO model is seen as both, a solution as well as an opportunity for MNOs to pursue new markets that present sustainable growth and retention.

MVNO’s typically do not own a network but lease the network of a service provider that does have a network. An MVNO business consists of managing two key relationships; Mobile Network Operator (MNO) and the end-users. MVNO provides mobile services without owning spectrum and relies on the MNO network infrastructure. Notably, this business arrangement allows smaller service providers to be focused on specific aspects of the mobile business by offering specialized services and enriching the industry service offerings through optimization usage of the network infrastructure.

MVNOs provide lower operational costs for mobile operators through billing, sales, customer service, marketing, increase revenue through new applications, value added services and attractive rates. As such, the opportunity for mobile operators to take advantage of MVNOs generally outweighs the competitive threat.

Type of MVNO’s

Discount	Provides very low call rates to market segments for example, the foreign workers market
Lifestyle	Focuses on specific niche market demographics for example on the high income executives with specific interests
Advertising-funded	Earns advertising revenue in order to provide free voice, SMS and data to its subscribers
Ethnic	Provides services to certain ethnic groups in the country. For e.g. XOX caters to the Chinese community in Malaysia, other MVNOs like Lycamobile, Lebara, iCard Mobile, Globalcell Mobile and Dialog Vizz who target ethnic communities by providing inexpensive calls to their home country
Data	Focuses on selling data subscriptions to end-users. Amazon in US and Dell in Japan are Data MVNOs. Merchantrade in Malaysia is a Data MVNO.

Examples of other MVNO’s in Malaysia

Merchantrade	A strong presence in the foreign workers’ in the Malaysia on Celcom network
XOX	Focus to serve the Chinese community offering services riding on Maxis network
Redtone	Serving the small and medium-sized enterprises market segment. A spin-off of Redtone International Bhd riding on Maxis
Tune Talk	A lifestyle service offering as sister companies Tune Hotels and Tune Money. Operates on Celcom’s network
Smart Pinoy	A service zooming into over 700,000 Filipino migrant workers in Malaysia, a joint venture between Celcom and Philippines Long Distance Telecom (PLDT)
Tron	Offering a yearlong validity for Tron user community numerous incentives. Rides on DiGi network
MyEvolution	Malaysia’s first Machine-to-Machine (M2M) MVNO service on DiGi network\
Tesco	Affinity program via Clubcard (Tesco loyalty card) on Maxis network
SpeakOut	Targeting students, youth, business travelers, tourists, migrant workers and telco-blacklisted individuals
Buzz Me	A prepaid mobile services operating on U Mobile targeting the urban young market
FRiENDi	A joint venture between Virgin Mobile Middle East & Africa and Kumpulan Perangsang Selangor
Altel	A MVNO under Puncak Semangat, within the Al-Bukhary group, in collaboration with CELCOM. No clear direction or target market.

Plan of operations

OUR PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS.

We hope to generate additional revenues in the next twelve months by engaging business operations through internal growth and through strategic acquisitions and cooperative advertising agreements, as described more fully under "Overview" above.

We have cash and cash equivalents of $ 21,245 as of December 31, 2014 in our discontinued operation; a decrease of $2,977,746 from the previous period end of December 31, 2013. In the opinion of management, these funds will not satisfy our working capital requirements to operate at our current level of activity for the next twelve months. To effectuate our business plan, during the next twelve months, we must arrange for adequate funding to implement our plans.

Financing and funding

Management intends to continue to raise additional financing through debt and equity financing or other means and interests that it deems necessary, with a view to implementing our business plan and building a revenue base. We plan to use the proceeds of such financings to provide working capital to our operations and increase our capital expenditure for marketing and working with our co-operative partners. There can be no assurances that sufficient financing will be available on terms acceptable to us or at all. Our forecast for the period for which financial resources will be needed to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors.

Specifically, we hope to accomplish the steps as set out in this report to implement our business plan in respect of the new focus, in developing and integrating the MVNO business from prepaid to postpaid services. The success of our plans is subject to our ability to obtain adequate funding. Such additional capital may be raised through public or private equity financing, borrowings, or other sources, such as contributions from our officers and directors. If we are unable to obtain funds necessary to implement our business plan, we may revise or scale back our business plan.

We are not currently conducting any research and development activities, other than the continual development of our website. We do not anticipate conducting any other research and development activities in the near future. In the event that we expand our business scope, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment and open new office locations.

Governmental Regulation

We are subject to federal, state and local laws and regulations applied to businesses in general. We believe that we comply with the requirements in Malaysia for any licenses or approvals to pursue our proposed business plan. In locations where we operate, the applicable laws and regulations are subject to amendment or interpretation by regulatory authorities. Generally, such authorities are vested with relatively broad discretion to grant, renew and revoke licensee and approvals, and to implement regulations. Licenses may be denied or revoked for various reasons, including the violation of such regulations, conviction of crimes and the like. Possible sanctions which may be imposed include the suspension of individual employees, limitations on engaging in a particular business for specific periods of time, revocation of licenses, censures, redress to customers and fines. We believe that we are in conformity with all applicable laws in all relevant jurisdictions. We may be prevented from operating if our activities are not in compliance and must take action to comply with the relevant laws and regulations.

We have posted our privacy policy and practices concerning the use and disclosure of any consumer information collected on our website, www.mediangroupinc.com. Any failure by us to comply with posted privacy policies, Federal Trade Commission requirements or other domestic or international privacy-related laws and regulations could result in proceedings by governmental or regulatory bodies that could potentially harm our business, results of operations and financial condition. In this regard, there are a large number of legislative proposals before the U.S. Congress and various state legislative bodies regarding privacy issues related to online commerce to which the Group may participate in the future. It is not possible to predict whether or when such legislation may be adopted, and certain proposals, if adopted, could harm our business by causing a decrease in the use of our applications and services by our small business customers and thereby a decrease in our revenues. Such decreases could be caused by, among other possible provisions, the required use of disclaimers or other requirements before consumers can utilize our Internet technology solutions.

Employees

As of the date of this report, we have 10 full time employees. From time to time, we utilize consultants or contractors for specific assignments. None of our employees are represented by a labor union and we have never experienced a work stoppage. We believe that our relationships with our employees are good.

Intellectual Property

Patents We have no patents, trademarks nor copyrights registration. Registered Trademarks We have no registered trademark. Copyrights The Company does not hold any registered copyrights.

Research and Development

We currently have no research and development.

Property

PROPERTY HELD BY US. Neither the Company nor its subsidiaries own any properties or facilities.

During the year under review, we lease and occupy 5,000 square feet of office space in Kuala Lumpur for our executive and administrative office at a cost of about RM12,000 or about US$3,429 per month.

At the date of this report, we are operating at Level 7, Tower 7, Avenue 5, The Horizon Bangsar South, No.8 Jalan Kerinchi, 59200, Kuala Lumpur, Malaysia with an area of 200 square feet at no costs. We use this premises on a monthly basis and pay no rent. We believe we will be able to obtain additional space, as needed, on commercially reasonable terms.

Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

FORWARD-LOOKING STATEMENTS

This Report contains forward-looking statements of management of the Company that are, by their nature, subject to risks and uncertainties. Forward-looking statements are statements that estimate the happening of future events are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as "may", "shall", "could", "expect", "estimate", "anticipate", "predict", "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. The forward-looking statements appear in a number of places in this Report have been formed by our management on the basis of assumptions made by management and considered by management to be reasonable. However, whether actual results and developments will meet the Company's expectations and predictions depends on a number of known and unknown risks and uncertainties and other factors, any or all of which could cause actual results, performance or achievements to differ materially from Company's expectations, whether expressed or implied by such forward looking statements. Our future operating results are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements contained in this Report represents estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements in this Report are accurate, and we assume no obligation to update any such forward-looking statements. If we do update or correct one or more forward-looking statements, investors and others should not conclude that we will make additional updates or corrections with respect to other forward-looking statements.

Management's Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Report, including "Risk Factors," "Description of Business" and the Financial Statements attached hereto pursuant to Item 9.01 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report. See "Forward-Looking Statements." Our actual results may differ materially.

Recent Events

As announced in a Form 8K filed on October 30, 2013, the Group entered into a conditional agreement to purchase 63.2% of CMSB for a total consideration of an issuance of 10,193,609,664 shares in the Company, representing about 90% of the enlarged share capital of the Company. On January 31, 2014 the acquisition was closed. This acquisition will strengthen the Telecommunication business unit by providing MVNO services in Malaysia and will provide a new revenue base to the Group.

This acquisition is accounted as a reverse merger and accordingly, the share equity of CMSB have become those of the Registrant from retroactively restated for, and giving effect to, the number of shares received in the acquisition. The accumulated earnings of CMSB were also carried forward after the acquisition. Operations reported for periods prior to the acquisition are those of CMSB.

Critical Accounting Policies

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States, and make estimates and assumptions that affect our reported amounts of assets, liabilities, revenue and expenses, and the related disclosures of contingent liabilities. We base our estimates on historical experience and other assumptions that we believe are reasonable in the circumstances. Actual results may differ from these estimates.

The following critical accounting policies affect our more significant estimates and assumptions used in preparing our consolidated financial statements.

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred; the sales price to the customer is fixed or determinable and collect ability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company.

Revenue is recognized at the time the product is delivered. Revenue is presented net of discounts and taxes applicable to the revenue.

Recently Issued Accounting Pronouncements

Recently issued accounting pronouncements and their effect on us are discussed in the notes to the financial statements in our December 31, 2014 audited financial statements.

The following discussion of our financial condition and our subsidiaries and our results of operations should be read together with the consolidated financial statements and related notes that are included in the Form 10-K. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under Risk Factors or in other parts of the Form 10-K.

Year ended December 31, 2014 compared with year ended December 31, 2013

Results of Operations

REVENUES

For the year ended December 31, 2014, the Group has realized revenue of $4,216 and no cost of revenue, achieving a gross profit of $4,216 from its continuing operations. For the year ended December 31, 2013 there was no revenue, costs of sales and gross profit from the continuing operations. For the year ended December 31, 2014, the Group has realized revenue of $5,186,766 and a cost of revenue of $4,136,723 and sales discount of $851,916 resulting in a gross profit of $198,127 from its business operations held for sale (Note 6). For the year ended December 31, 2013, Group has realized revenue of $2,660,292 and a cost of revenue of $1,439,211 and sale discount of $683,087 resulting in a gross profit of $537,994 from its business operations held for sale (Note 6).

OPERATING EXPENSES

For the year ended December 31, 2014, from our continuing operations, our gross profit was $4,216 and our total operating expenses were $135,383 all of which were selling, general and administrative expenses. In addition, we had $400,050 in other income resulting from a write back of liability, $420,362 in gain on disposal of subsidiaries and $146,667 in interest expenses and loss from our operations held for sales of $4,002,463 so that the net loss to our shareholders for the year ended December 31, 2014 was $3,459,885. This was in comparison to the year ended December 31, 2013 where we had no gross profit and $95,847 in administration expenses, $236,504 in gain on write back of option liabilities and $163,101 in interest expenses, and a loss from our operations held for sales of $4,002,463 so that the net loss to our shareholders for the year ended December 31, 2103 was $3,459,885.

For the year ended December 31, 2014, from our operation held for sale, our gross profit was $198,127 and our total operating expenses were $3,285,725, all of which were general and administrative expenses. We also had $345,000 in interest expenses, loss on foreign exchange of $583,712 and other income of $13,847 so that the net loss from our operations held for sale for the year ended December 31, 2014 was $4,002,463 (Note 6). This is in comparison to the year ended December 31, 2013 from operations held for sale, where our gross profit was $537,994 and our total operating expenses were $2,181,255, all of which were selling, general and administrative expenses. We also had $5,921 in interest expenses, $1,770 in bank charges, loss on foreign exchange of $93,779 and other income of $2,990, so that the net loss from our operations held for sale for the year ended December 31, 2013 was $1,741,741 (Note 6).

Liquidity and Capital Resources

As at December 31, 2014, the Company had cash and cash equivalents totaling $3,911, other current assets consisting of deposits and prepayments of $627, and assets of operations held for sale of $7,389,418. The total assets of the Company were $7,393,956 as of December 31, 2014. We also had current liabilities of $13,075,651 which were represented by $1146,667 in amounts due to related parties, $639,248 in other payables and accruals, and $12,289,736 in operations held for sale as of December 31, 2014. We also had $2,000,000 in long-term shareholders loan as of December 31, 2014, making our total liabilities $15,075,651.

At present the Company does not have sufficient cash resources to provide for all general corporate operations in the foreseeable future. The Company will be required to raise additional capital in order to continue and expand its operations in fiscal 2014.

Liquidity and Capital Resources

There were no net cash provided by investing activities and financing activities in 2014 and 2013 from continuing operations. The Company intends to monitor the monthly cash outlays in the coming months and conserve cash until additional financing can be received through other funding. The net loss for the year was $3,459,885 compared to net loss of $1,764,185 in the prior year.

At present the Company does not have sufficient cash resources, receivables and cash flow to provide for all general corporate operations in the foreseeable future. In 2015 the Company changed its focus from a prepaid MNVO business model to refocus to a post-paid business model This new MVNO business models requires injection of funds for the development of its postpaid business model. The Company will be required to raise further funds to meet its other liabilities and operation requirements to continue to operation in the future by i) selling its Common Stock ii) raise from the capital markets, or iii) sell additional assets.

Going Concern

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

As of December 31, 2014, the Company has an accumulated deficits totaling $9,140,232 and its current liabilities exceed its current assets by $5,681,695. The Company has also experienced a significant loss in 2014 of $3,459,885 (2013:$1,764,185).

The Company's ability to continue as a going concern is contingent upon its ability to secure additional financing and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered in developing markets and the competitive environment in which the Company operates.

The Company is pursuing financing for its operations and seeking additional investments. In addition, the Company is seeking to in develop the MVNO business in Malaysia. Failure to secure such financing, to raise additional equity capital and to develop its operations may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Off-Balance Sheet Arrangements

There are no off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Capital Expenditure Commitments

We had no material capital expenditures for the year ended December 31, 2014. However we expect to invest, subject to availability of funding, approximately $2,500,000 in capital expenditure over the next 12 month for the MVNO business.

Factors That May Affect Future Operations

We believe that our future operating results will continue to be subject to quarterly variations based upon a wide variety of factors, primarily the economy. Our operating results could also be impacted by a continued weakening of the U.S. and/or international economy. We predominately provide our products and services in Malaysia.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our Common Stock could decline and investors could lose all or part of their investment.

Risks Related to Our Business

Our business is subject to various risks and uncertainties, including those set forth below. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of the risks set out or referred to below actually occur, our business, financial condition or results of our operations could be materially adversely affected.

Our risks for the existing and future business disclosed in this section has included the Mobile Virtual Network Operator (“MVNO”) in Malaysia.

RISKS RELATED TO EXISTING AND PROPOSED OPERATIONS

If we are unable to obtain additional funds from other financings we may have to curtail the scope of our operations significantly and alter our business model

We must achieve profitability for our business model to succeed. Prior to accomplishing this goal, we may need to raise additional funds, from equity or debt sources. Our cash requirements are substantial and our current financial position is insufficient to meet our cash needs in the future. If additional financing is not available when required or is not available on acceptable terms, we may be unable to continue our operations at current or planned levels. In addition, any failure to raise additional funds in the future may result in our inability to successfully secure our business platform, take advantage of business opportunities or respond to competitive pressures, any of which circumstances could have a material adverse effect on our financial condition and results of operations.

We do not have substantial cash resources and if we cannot raise additional funds or generate more revenues, we will not be able to pay our vendors and will probably not be able to continue as a going concern

We will need to raise additional funds to pay outstanding debts, vendor invoices and execute our business plan. Our future cash flows depend on our ability to enter into, and be paid under, contracts with our distributors for the consumer electronics and light appliances business. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. Future financings through equity investments will be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other convertible securities, which will have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition and results of operations.

Our ability to obtain needed financing may be impaired by such factors as the weakness of capital markets and the fact that we have not been profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

We have a limited operating history, and it may be difficult for potential investors to evaluate our business

The consumer electronics and light appliance business started in early 2013 and the advertising business stated in August 2006 which has been disposed in early 2014. Currently we are focusing our operation on MVNO business in Malaysia. Our limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. We are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a relatively new business. Investors should evaluate an investment in us in light of the uncertainties encountered by such companies in a competitive environment. Our business is dependent upon the implementation of our business plan, as well as the ability of our merchants to enter into agreements with consumers for their respective products and/or services. There can be no assurance that our efforts will be successful or that we will be able to attain profitability.

Our limited operating history and rapidly evolving business makes it difficult for us to accurately forecast revenues and expenses

We have a limited operating history on which to base an evaluation of our business and prospects. Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our prospects must be considered in light of inherent risks, expenses, and difficulties encountered by companies in their early stages of development, particularly in new and evolving markets.

We have generated losses for the past years as our consumer electronics and advertising businesses has come under competitive price pressure which the management is rationalizing the operation in order to be competitive. The advertising and mobile devices operations commenced in April 2006 with a very limited operating history for these operations due to the lack of operating and financial resources. Our operating results to 2013 relate principally to trading in consumer electronics and light appliances, and mobile devices. However in January 2014 these businesses were disposed and we closed the acquisition of the MVNO business. Accordingly, our future prospects are uncertain in light of the risks and uncertainties experienced by early stage companies in evolving industries, and in particular our future MVNO operation in Malaysia. Due to our limited history and limited resources, it is difficult for us to predict future revenues and operating expenses. We based our expense levels, in part, on our expectations of future revenues from anticipated transactions. If our MVNO and mobile device business develops slower than we expect, our losses may be higher than anticipated, we may have to curtail parts of our business plan and to the market price of our stock may decline.

Some of the other risks and uncertainties of our business relate to our ability to:

-	offer new and innovative products and services to attract and retain a larger consumer base;
-	attract customers;
-	increase awareness of our brand and continue to develop consumer and customer loyalty;
-	respond to competitive market conditions;
-	respond to changes in our regulatory environment;
-	manage risks associated with intellectual property rights;
-	maintain effective control of our costs and expenses;
-	raise sufficient capital to sustain and expand our business;
-	attract, retain and motivate qualified personnel; and
-	upgrade our technology to support increased traffic and expanded services.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

The development of our business is dependent upon the completion and integration of acquisitions and other transactions that have only recently or not yet closed

Our principal focus is on our MVNO and mobile device and products services businesses. We have closed the acquisition of Clixster and other potential acquisitions have not closed to date and may never close. Accordingly, it is difficult to evaluate our business based upon our historical financial results, including those for the year ended December 31, 2013. Even when we close acquisitions like Clixster, our business will not be successful if we are unable to successfully operate and integrate the businesses we acquire. We expect to continually look for new businesses to acquire to maintain and sustain our operations. If we fail to identify such business, are unable to acquire such businesses on reasonable terms, or fail to successfully integrate such businesses, our operating results and prospects could be harmed. In July 2015, we disposed Clixster and continued the MVNO business under a new platform and business entity.

We face significant competition and may suffer from a loss of users and customers as a result

We expect to face significant competition in our MVNO and mobile devices businesses, particularly from other companies that seek to provide similar products and services. Many of these competitors have significantly greater financial resources and more personnel than we do. They may also have longer operating histories and more experience in attracting and retaining and managing customers. They may use their experience and resources to compete with us in a variety of ways, including by competing more for users, customers, distributors, media channels and by investing more heavily in research and development and making acquisitions. If we fail to compete effectively, our business, financial condition and results of operation will be adversely affected.

Our business depends on a strong brand, and if we are not able to maintain and enhance our brand, our business and operating results may be harmed

We believe that recognition of our brand will contribute significantly to the success of our business. We also believe that maintaining and enhancing our brand is critical to expanding our base of consumers and customers. As our market becomes increasingly competitive, maintaining and enhancing our brand will depend largely on our ability to fund the advertising and promotion campaigns, which may be increasingly difficult and expensive.

We may face intellectual property infringement claims and other related claims that could be time-consuming and costly to defend and may result in our inability to continue providing certain of our existing services

Technology and service companies are frequently involved in litigation based on allegations of infringement of intellectual property rights, unfair competition, and invasion of privacy, defamation and other violations of third-party rights. The validity, enforceability and scope of protection of intellectual property, particularly in Malaysia, are uncertain and still evolving. In addition, many parties are actively developing and seeking protection for electronics technologies, including seeking patent protection. There may be patents issued or pending that are held by others that cover significant aspects of our technologies, products, business methods or services. As we face increasing competition and as litigation becomes more common in Malaysia and elsewhere in Asia for resolving commercial disputes, we face a higher risk of being the subject of intellectual property infringement claims.

Intellectual property litigation is expensive and time consuming and could divert resources and management attention from the operations of our businesses. If there is a successful claim of infringement, we may be required to pay substantial fines and damages or enter into royalty or license agreements that may not be available on commercially acceptable terms, if at all. Our failure to obtain a license of the rights on a timely basis could harm our business. Any intellectual property litigation could have a material adverse effect on our business, financial condition or results of operations.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud

We are subject to reporting obligations under the U.S. securities laws. The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include in its annual report a management report on such company's internal controls over financial reporting which contains management's assessment of the effectiveness of the company's internal controls over financial reporting. In addition, if the Company qualifies under certain revenue or market capitalization test an independent registered public accounting firm must attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting. Our management may conclude that our internal controls over financial reporting are not effective. Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management's assessment or may issue a report that is qualified if they are not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We are a company with limited accounting personnel and other resources with which to address our internal financial controls and procedures. If we fail to timely achieve and maintain the adequacy of our internal financial controls, we may not be able to conclude that we have effective internal controls over financial reporting at a reasonable assurance level. Moreover, effective internal controls over financial reporting are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the market price of our Common Stock.

If we fail to attract customers for our advertising and convergent device business our growth prospects could be seriously harmed

Our distributors will not work with us if our products and services offerings do not sell well or do not have adequate sales margin for their sales channels. In addition, our advertising customers will not maintain their business relationships with us if we cannot secure attractive competitive product and service offerings. Failure to retain customers, distributors or channel partners could seriously harm our business and growth prospects.

Because we primarily rely on distributors in distributing MVNO, our failure to retain key distributors or attract additional distributors could materially and adversely affect our business

For MVNO operation, we will rely heavily on a nationwide distribution network of third-party distributors for sales to, and collection of payment from, our corporate and consumer customers. If our distributors do not provide quality services to our consumer customers or otherwise breach their contracts with our consumer customers, we may lose customers and our results of operations may be materially and adversely affected. We will sign distributing agreements with our distributors, although we may not sign any long-term agreements with them, but we cannot assure that we can maintain favorable relationships with them. Our distribution arrangements will be non-exclusive. Furthermore, some of our potential distributors may have contracts with our competitors or potential competitors and may not sign distribution agreements with us. If we fail to retain our key distributors or attract additional distributors on terms that are commercially reasonable, our business and results of operations could be materially and adversely affected.

We may not be able to manage our expanding operations effectively

We commenced our MVNO and mobile device operations in early 2013 and 2006, respectively. We anticipate continuous developing of our business in 2014 as we focus growth in our customer base through expanding our network and channel partners and consumer market opportunities. To manage the potential growth of our operations and personnel, we will be required to improve operational and financial systems, procedures and controls, and expand, train and manage our growing employee base. Furthermore, our management will be required to maintain and expand our relationships with customers. We cannot assure that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations.

The recent global economic and financial market crisis has had and may continue to have a negative effect on our business and results of operations

Global economic conditions could have a negative effect on our business and results of operations like the global economic downturn in 2008 when economic activity in China, United States and throughout much of the world has undergone a sudden, sharp economic downturn following the recent housing downturn and subprime lending collapse in both the United States and Europe. Since then the global credit and liquidity have tightened in much of the world. Some of our customers in Southeast Asia and Malaysia may face business downturn and credit issues, and could experience cash flow problems and other financial hardships, which could affect timeliness of doing business with us.

Changes in governmental banking, monetary and fiscal policies to restore liquidity and increase credit availability may not be effective in alleviating the global economic declines. It is difficult to determine the breadth and duration of the economic and financial market problems and the many ways in which they may affect our customers and our business in general. Nonetheless, continuation or further worsening of these difficult financial and macroeconomic conditions could have a significant effect on our business and results of operations.

Capital markets are currently experiencing a period of dislocation and instability, which has had and could continue to have a negative impact on the availability and cost of capital

The general disruption in the U.S. capital markets has impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole. These conditions could persist for a prolonged period of time or worsen in the future. Our ability to access the capital markets may be restricted at a time when we would like, or need, to access such markets, which could have an impact on our flexibility to react to changing economic and business conditions. The resulting lack of available credit, lack of confidence in the financial sector, increased volatility in the financial markets and reduced business activity could materially and adversely affect our business, financial condition, results of operations and our ability to obtain and manage our liquidity. In addition, the cost of debt financing may be materially adversely impacted by these market conditions.

Our success depends on the continuing efforts of our senior management team and other key personnel and our business may be harmed if we lose their services

Our future success depends heavily upon the continuing services of the members of our senior management. If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and key personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or key personnel, or attract and retain high-quality senior executives or key personnel in the future.

In addition, if any member of our senior management team or any of our other key personnel joins a competitor or forms a competing company, we may lose customers, distributors, know-how and key professionals and staff members. Each of our executive officers and key employees has entered into an employment agreement with us which contains confidentiality and non-competition provisions. Legal proceedings to enforce such provisions would be costly in both money and management time and such provisions may not be enforced or enforceable.

The success of our business depends on the continuing contributions of Andrew Hwan Lee and other key personnel who may terminate their employment with us at any time, and we will need to hire additional qualified personnel

We rely heavily on the services of Andrew Hwan Lee, our director and Chief Executive Officer, as well as several other management personnel. Loss of the services of any such individuals would adversely impact our operations. In addition, we believe our technical personnel represent a significant asset and provide us with a competitive advantage over many of our competitors and that our future success will depend upon our ability to retain these key employees and our ability to attract and retain other skilled financial, engineering, technical and managerial personnel. We do not currently maintain any "key man" life insurance with respect to any of such individuals.

We rely on highly skilled personnel and if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively

Our performance and future success depends on the talents and efforts of highly skilled individuals. We will need to continue to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Competition in our industry for qualified employees is intense. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

As competition in our industry intensifies, it may be more difficult for us to hire, motivate and retain highly skilled personnel. If we do not succeed in doing so, we may be unable to grow effectively.

We have no business insurance coverage

We do not have any business liability or disruption insurance coverage for our operations in Malaysia. Any business disruption, litigation or natural disaster may result in our incurring substantial costs and the diversion of our resources.

We are exposed to risks associated with the ongoing financial crisis and weakening global economy, which increase the uncertainty of consumers purchasing products and/or services

The recent severe tightening of the credit markets, turmoil in the financial markets, and weakening global economy are contributing to a decrease in spending by consumers. If these economic conditions are prolonged or deteriorate further, the market for layaway services will decrease accordingly.

Our Company may experience, and continues to experience, rapid growth in operations, which may place, and may continue to place, significant demands on its management, operational and financial infrastructure

If the Company does not effectively manage its growth, the quality of its products and services could suffer, which could negatively affect the Company's brand and operating results. To effectively manage this growth, the Company will need to continue to improve its operational, financial and management controls and its reporting systems and procedures. Failure to implement these improvements could hurt the Company's ability to manage its growth and financial position.

Our Company's business faces inherent risk in the mobile communication industry

Our Group's business is subject to certain risks inherent in the mobile communication industry. Our Group's revenue and operating results could be adversely affect by many factors which include, amongst others, changes in general economic, business and credit conditions, fluctuation in foreign exchange rates, changes in demand for and market acceptance of our products and services, our ability to introduce new products and services and enhancements in a timely manner, rapid technological changes, increase in operating expenses, lower profit margins due to pricing competition and delay in expansion plans.

Our Group seeks to limit these business risks through, inter-alia prudent management policies, keeping abreast with new developments and technologies in the relevant industries and maintaining good relationship with customers and suppliers. However there can be no assurance that any changes in these factors will not have any material adverse effect on our Group's business.

Our Company's business faces competition from local and foreign competitors

Our Group faces competition from both local and foreign competitors which offer similar products that of our Group offerings. Increased competition could result in competitive pricing resulting in lower profit margins. However, our Group believes that we have competitive edge over our competitors; including amongst others, quality products from our suppliers, access to R&D capabilities and technological expertise acquired over the years.

Our Group seeks to limit the competitive risks through, inter-alia constant review of our development and marketing strategies to adapt to changes in economic conditions and market demands as well as focusing on certain markets and industries. However, there can be no assurance that our Group will be able to compete effectively against our competitors and that competitive pressure will not materially and adversely affect our Group’s business, operations and results and or financial condition.

Risks Relating to Our Organization and Our Common Stock

Public company compliance may make it more difficult for us to attract and retain officers and directors

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

We may not be able to attract the attention of major brokerage firms

Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our Common Stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of our Company.

Our stock price may be volatile

The market price of our Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

*	changes in our industry;
*	competitive pricing pressures;
*	our ability to obtain working capital financing;
*	additions or departures of key personnel;
*	limited "public float" in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our Common Stock;
*	sales of our Common Stock;
*	our ability to execute our business plan;
*	operating results that fall below expectations;
*	loss of any strategic relationship;
*	regulatory developments;
*	economic and other external factors; and
*	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

We may not pay dividends in the future. Any return on investment may be limited to the value of our Common Stock

We do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our Common Stock and we cannot ensure that one will ever develop or be sustained

To date there has not been an active trading market for our Common Stock. We cannot predict how liquid the market for our Common Stock might become. As soon as is practicable after becoming eligible, we anticipate applying for listing of our Common Stock on either the NYSE Amex Equities, The Nasdaq Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange. We currently do not satisfy the initial listing standards for any of these exchanges, and cannot ensure that we will be able to satisfy such listing standards or that our Common Stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our Common Stock is otherwise rejected for listing and remains quoted on the OTC markets or is suspended from the OTC markets, the trading price of our Common Stock could suffer and the trading market for our Common Stock may be less liquid and our Common Stock price may be subject to increased volatility.

Furthermore, for companies whose securities are quoted on the OTC markets, it is more difficult (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies and (iii) to obtain needed capital.

Our Common Stock is currently a "penny stock," which may make it more difficult for our investors to sell their shares

Our Common Stock is currently and may continue in the future to be subject to the "penny stock" rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose Common Stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. Since our securities are subject to the penny stock rules, investors may find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline

If our stockholders sell substantial amounts of our Common Stock in the public market, or upon the expiration of any statutory holding period under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our Common Stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Ching Chiat Kwong, our director beneficially owns or holds the proxies for a substantial portion of our outstanding Common Stock, which enables him to influence many significant corporate actions and in certain circumstances may prevent a change in control that would otherwise be beneficial to our stockholders

Ching Chiat Kwong currently beneficially owns and holds the proxies for approximately 79.10% of our outstanding Common Stock. As such, he has a substantial impact on matters requiring the vote of the stockholders, including the election of our directors and most of our corporate actions. This control could delay, defer, or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our stockholders and us. This control could adversely affect the voting and other rights of our other stockholders and could depress the market price of our Common Stock.

RISKS RELATING TO THE BUSINESS

We have a limited operating track record

We have a limited operating and financial history in telecom services upon which you may evaluate us. The Clixster MVNO operation commenced operations in 2013 and has only generated revenue since then. As a result, your evaluation of us and our prospects will be based on a limited operating and financial history. In addition, most of our products and services have been sold for only a relatively short time, which is since 2013. Therefore, it is difficult to accurately forecast our future revenue and budget our operating expenses.

There can be no assurance that our business model or any specific products or services will be profitable or competitive in the long term against larger, facilities-based mobile telecommunications operator or other MVNOs.

We may experience significant fluctuations in our revenues and cash flows. We have experienced, and may continue to experience, operating losses. In the event that we do become profitable, we can provide no assurances that such profitability can or will be sustained in the future.

We are highly dependent on Telecom Operator’s core network infrastructure

As an MVNO, we do not own or operate our own physical network. The Group will provide mobile telecommunications services over network infrastructure that relies entirely on our Telecom Operator’s core network infrastructure. We do not have control over the service provision and is completed dependent on coverage, quality, reliability, service upgrades and network capacity supplied by our host network providers. Therefore, the provision of our services may be adversely affected by:-

(i)     Damage or interruptions to Telecom Operator’s Digital Network;

(ii)    System and network management, modification or maintenance, by Telecom Operator; or

(iii)   Failure or obsolescence of Telecom Operator’s network infrastructure and/or related systems.

Notwithstanding the above, our host network provider will provide prior notice to us of any service interruption. There is also a service level agreement for the MVNO service with the Telecom Operator which provides assurance that service quality to our subscribers will be the same as that provided by Telecom Operator to its own subscribers.

The Telecom Operator, in entering into the MVNO services agreement, intended for the Company to assist in developing its markets and we are bound by the MVNO services agreement not to directly compete with the Telecom Operator for its existing subscribers may inadvertently prefer our services over theirs. Hence it is not only important that we adhere to the terms and conditions of the MVNO services agreement, such as the minimum value commitment, to avoid legal, operational and/or financial repercussions but imperative for us to work closely with the Telecom Operator to forge and maintain a sound relationship in light of a strategic long term partnership.

We may not be able to successfully extend and/or launch existing or new products and services into the market

As part of our strategy, we intend to introduce, and to continue to develop, a number of products, services and service experiences for its subscribers, particularly services such as convergence subscription plans, social portal applications and other similar services. Although we have, in the past year, pioneered and launched innovative mobile services into the market which were well received by our targeted subscriber segments, there is no assurance that we will be able to successfully extend and/or launch existing or new products and services into the market, due to rapid technological changes, shifts in market expectations as well as competitive pressures.

There is a risk that we may not identify consumer trends correctly. Any new product or services we launch may not be provided on a cost-effective or price-competitive basis due to a misreading of consumer demand or trends. Such misjudgment may adversely affect the operational and financial results of us.

We depend significantly on our network of traditional dealers and distributors for sales or our products and services

Our mobile services are principally sold through a network of traditional dealers and distributors. Any dispute with them may disrupt sales and have an adverse effect on our operational and financial results.

Dependence on directors and key personnel

The technology industry is growing and fast evolving, and the management and operation of the business requires the employment of highly skilled knowledge workers, whether in technology or non-technology related fields. We recognize and believe that our continuing success depends to a significant extent on the abilities and continuing efforts of its existing Managing and Executive Directors and key personnel, and the ability of our Company to attract new personnel and retain its existing skilled personnel. The labour market for skilled personnel in this field is highly competitive.

We seek to mitigate this risk by offering its employees competitive salary/remuneration, benefit packages and also to offer internships to undergraduates pursuing tertiary education in the telecommunications field for possible future employment with us.

If one or more of these personnel are unable or unwilling to continue in their present positions, or if they join a competitor or form a competing company, we may not be able to replace them easily. Our business may be significantly disrupted and its financial condition and results of operations may be materially and adversely affected.

We may be unable to adequately protect our intellectual property or may face intellectual property claims that may be costly to resolve or may limit our ability to use our intellectual property in the future.

The popularity of our products and services is dependent on the goodwill associated with our brand names and logos. In the case of trademarks and service marks applied and/or registered with the Intellectual Property Corporation of Malaysia, we have a perpetual, royalty-free licence to use such trademarks and service marks in Malaysia.

Our MVNO operation relies on a combination of trademarks, service marks and domain name registrations, common law copyright protection and contractual restrictions to establish and protect their intellectual property. Any third party may challenge our intellectual property. We may incur substantial costs in defending any claims relating to its intellectual property rights.

Breach of customer data protection could materially affect our reputation and business and subject us to liability

We have developed a large database on our subscribers’ information stored in various business systems and used in many business processes. We are required under our licenses to take all reasonable steps to ensure that parties who have access to our subscribers’ information in the ordinary course of business do not disclose such information without the prior consent of the subscribers. Under the Malaysian Personal Data Protection Act 2010 (“PDPA”) which regulates the processing of personal data in regards to commercial transaction and safeguard the interests of data subjects, the penalty for non-compliance will be between RM100,000 – RM500,000 (about US$23,365 – US$116,822 at an exchange rate of 4.28) and /or imprisonment between 1-3 years.

RISK RELATING TO THE INDUSTRY

We are exposed to competition in the Malaysian mobile telecommunications industry

The market for mobile telecommunications services in Malaysia is highly competitive. Increasing competition in the Malaysian mobile telecommunications industry has had, and is expected to continue to have, significant impact on our financial condition and results of operations. We directly competes with the incumbent MNOs as well as three (3) main other MVNOs in the market. Mobile telecommunications service providers compete for subscribers in a number of different areas including the services and features offered customer service and price. In addition, the mobile telecommunications industry in Malaysia may experience technological changes, evolving industry standards, liberalization and changes in subscribers’ preferences. Competition in the mobile telecommunications industry in Malaysia may increase as a result of industry consolidation, the entry of new competitors, regulations, foreign investment in existing competitors, and the development of new technologies, products and services.

Malaysia recorded a mobile penetration rate of 143.8% in 2013¹. This penetration rate in Malaysia is not viewed as saturated yet, as Singapore and Hong Kong Special Administrative Region have achieved penetration rates of 154.3%² and 155.1%³ (as of June 2013) respectively. Nevertheless as consumers become more affluent and also due to the decline in costs of cellular phones, the adoption of multiple SIMs per individual has become more common.

Under the current telecommunications laws in Malaysia, mobile operators are obliged to provide their subscribers with number portability, which allows subscribers of mobile services to retain their existing number when changing from one operator to the other. Number portability de creases the hurdles for mobile subscribers to switch to another operator and could lead to increased churn rates and increased subscriber acquisition costs.

In view of the above, we rely on our competitive strengths to complete effectively in the Malaysian mobile telecommunications industry. As an MVNO, we rely on our host network provider’s network infrastructure and thus do not need to incur significant amount of capital expenditure to set up network infrastructure. This in turn translates into lower breakeven for our costs. In view of lower capital expenditure, we are able to focus our financial resources towards penetrating new market segments faster. We also have flexibility in pricing and thus are able to respond to changing market demands fast without the need to obtain approvals from our host network providers.

Being a new MVNO, the MNP feature may actually help us to acquire relatively more subscribers than other incumbent mobile telecommunications operators as it presents to mobile users a whole new mobile experience and innovation, on top of attractive pricing. Being a niche market player, we are able to direct all our strengths to our target market segment intensively and aggressively.

Nevertheless, there can be no assurance however that these or other strategies will prove effective in avoiding any materials adverse effects on our future growth and profitability, and there can be no assurance that the level of existing and future competition will not adversely affect our results of operations and financial condition.

¹MCMC : Pocket Book of Statistics, Q1 2014

² Office of the Communications Authority, Hong Kong

³ Infocomm Development Authority of Singapore

The mobile telecommunications industry is subject to rapid technological changes

The mobile telecommunications industry is subject to rapid, ongoing technological changes and has experienced significant changes in recent years, which we expect to continue.

Emerging and future technological changes may adversely affect the viability or competitiveness of our MVNO operation. We continuously evaluates and analyses new and/or suitable technologies to be adopted or assimilated into our business as we strive to keep abreast with the ever changing market trends and demand, increase competitiveness and avoid technological obsolescence timely and cost effectively.

However, as an MVNO, we rely on our host network provider’s telecommunications network infrastructure, i.e. DiGi Digital Network. This frees us from investing in related heavy capital expenditures, maintenance and upgrading of network infrastructure due to technological changes.

Shift in business and revenue model

The on-going fragmentation of the sector value chain and aggressive moves by competitors in the marketplace is shifting legacy business models and strategies. There is a pivotal challenge to operators to explore new revenue streams in an effort to entice user loyalty. The failure to shift and adapt to changes and trends in the ecosystem can be adversely affect the financial prospects of the company. A pivotal trend in the ecosystem is the migration from charging for minutes to moving rising volumes of data across networks, shifting away from the traditional revenue streams of voice and SMS related charges. Having long-term financial sustainability is dependent on the structural and operational flexibility and ability of the organization to monetize the increase and changes in demand. In order to limit risks, we are constantly investing time and resources in diversifying our revenue mix through research and development, and exploration of data enabled services and new business models. However there can be no assurance that our Group will be able to compete effectively against our competitors.

Emergence of Over-The-Top (OTT) Providers taking a share of future expansion of service revenues

The explosion of affordable smartphones (often Wi-Fi enabled), coupled with inexpensive and widespread mobile broadband plans have paved the way for a new category of disruptive competitors in the telecom market- OTT players. OTT Voice and Messaging players are the biggest threats for communication service providers. OTT providers have a direct effect on the providers’ core service revenues and margins through substitution of conventional utilization away from the traditional voice, SMS and roaming through Internet Protocol (IP) alternatives. The challenge herein lies with the company to effectively manage the competitive pressures of the market. Adoption of opportunistic and collaborative strategies has its merits in diversification of revenue streams. Embarking on this this approach will generate new revenue streams and balance profit margins, there are however legal limitations to the opportunistic approach following the content of our legal arrangements with the network provide. In order to remain competitive a more collaborative approach needs to be adopted. The company has embarked on this route by exploring new revenue generating streams and balance profit margins through collaborations with other OTT players.

Extend of capital expenditure needed to support growth

Content streaming players place significant strain on communication service provider networks and resources. Although mobile data revenue growth has helped the industry compensate for voice revenue stagnation, data profitability is lagging. The presence of content streaming players is pushing the envelope with traditional providers. The increased load on the network through transfer of huge amounts of data is forcing providers to make capital investment in network upgrades and operational cost in order to sustain the significant traffic optimization. As an MVNO we rely on the host network providers telecommunications infrastructure and don’t foresee any heavy capital investment in expenditure, maintenance or upgrading of network infrastructure however this does not eliminate the potential threat and risk that could be associated with the indirect effect of network overload or saturation. Establishing an effective communication channel with our network provider partner to address issues of bandwidth will not be an assurance of material mitigation.

Data Security breach or threats and attacks from third parties

The profile of digital security has increased in recent years and mainly attributed to headlining news in the media. As global communities become increasingly dependent on computing and networking it is imperative that these systems operate securely. While standards continue to meet the needs of the industry and end user, the increased use of open interphases and protocols and the sheer diversity of applications and platforms are increasingly raising threats for malicious use of networks. The surge of security violations (such as viruses and breach of confidentiality) have been observed throughout global networks and often resulted in major cost impacts. Keeping abreast rapidly evolving data security threats is a priority for us. In addressing these threats the Company approaches all threats with a comprehensive, up-to-the minute knowledge about information assets, ecosystem threats and vulnerabilities. The company also employs industry standards in data management, storage and handling of information through its systems, processes and management to mitigate any related risk. The Company has deployed all necessary and available resources to ensure competent handling of data and neutralization of threats however this cannot completely eliminate the threat and risk associated with data security breach or threats and attacks from third parties to its systems or data. Breach of data security or threats and attacks on the systems or data of the company could materially affect the reputation of the Company and could be detrimental to the organizations finances.

Regulated relationship between MVNO and MNO

The relationship between the Company and its Telecom Operator, a Malaysia Network Operator (“MNO”) is defined in great length through its engagement contract. The Company purchases airtime and bandwidth at wholesale rates and resells them to the market offering value added services and package bundles to attract the pool of potential subscribers in the market. At the same time the loose ended agreement does not restrict the MNO from offering the similar bundles and value added services at a lower rate, due to its lower cost price to the same pool of potential subscribers. Some may argue that this arrangement of good faith is done in market competitiveness however this form of non-regulated relationship in terms of product offerings can adversely affect the current and future prospects of the Company.

MVNO’s business is subject to extensive regulation

The provision of telecommunications services in Malaysia are subject to extensive regulation and supervision by the MCMC under the ambit of the Ministry of energy, Green Technology and Water (formerly known as Ministry of Energy, Water and Communications Malaysia). We are further governed by the Malaysian Communications and Multimedia Act, 1998 (“CMA”) pursuant to which our NSP-I was granted. While we strongly believe that our NSP-I licence and approvals and in good standing and expect to be able to continue to fulfill our licence and approval terms to the satisfaction of the MCMC, there is no assurance that renewals will be on the same terms as the existing licences.

Any inability to obtain new licences, or delay in the renewal of existing licences, could impede our provision of services and could therefore have a material adverse effect on our business and results of operations. Our operational and financial results could also be adversely affected if adverse fee charges, such as the establishment of regulated pricing, are introduced by the MCMC.

Changes in laws, regulations or MCMC policy affecting our business activities and those of its competitors could adversely affect our financial condition or results of operations. In particularly, decision by the MCMC in the areas of the grant, amendment or renewal of licenses to us or third parties, if unfavourable to us, could adversely affect our financial condition and results of operations. There can be no assurance that the Minister will not issue new or additional telecommunications licences to new or existing mobile operators whose services will compete with those offered by us.

We may be liable for our distributors’ actions

As our distributors are third parties, we have no control over their operations but we may be held accountable for their actions as they are deemed to be our agents or representatives.

Currently, liability for agent actions is limited to prepaid registration which is governed by MCMC’s guidelines on Registration of End-Users of Prepaid Public cellular Services (No. 1 and No. 2) and the Guidelines on Prepaid Registration (collectively “Prepaid Guidelines”). There is no guarantee that liabilities for agent actions will not be extended to other areas since the Minister has the power to impose additional conditions.

However, all our distributors and their dealers are required to follow strictly to our standard operating procedures for prepaid registration to minimize non-compliance and possible fines by MCMC.

We are exposed to risks relating to content downloaded or uploaded by its subscribers

Mobile communications providers may be subject to third party allegations of intellectual property rights infringement with regards to content downloaded or uploaded by its subscribers. There can be no assurance that our subscribers do not and will not infringe the intellectual property rights of others.

In some instances, these third party allegations may have progressed to lawsuits alleging infringement of patent and other rights. Any such allegations, whether or not meritorious, could result in costly litigation and divert the efforts of our personnel. While we continuously seek appropriate assurances and indemnification from vendors, if it is ultimately determined that a third party has enforceable intellectual property rights with respect to our products and services, it may adversely affect our results of operations or prevent us from offering our services.

If we are found liable for infringement, we may be required to other into licensing agreements (if available on acceptable terms or at all) or pay damages and cease selling certain products and services. In addition, we may need to redesign some of our product and service offerings to avoid future infringement liabilities.

Concerns about alleged mobile telecommunications health risk

Certain reports, albeit not conclusive, indicate that radio frequency emissions from mobile handsets and other mobile equipment may have an adverse effect on the health of mobile telephone users and others. The issuances of such reports in the future could adversely affect the market price of the shares of mobile telecommunications service providers, including ours, and the actual or perceived risk of mobile telecommunications devices could adversely affect mobile operators such as ours through reduced subscriber growth, reduction in subscribers or reduced usage per subscriber.

RISKS RELATING TO MALAYSIA

Developments in Asia and globally may negatively impact our MVNO operation

The global economy though expanded at a modest pace in 2013 was riled with the increase in payroll tax and the automatic government spending cuts in US and the uncertainties emanating from the crisis in Cyprus. To a certain extent, the Malaysian economy was affected but was driven by the continued strong growth in domestic demand. The Malaysian economy expanded by 4.7% in 2013 (2012: 5.6%) with GDP recorded at 4.7% (2012: 5.6%).¹ Further adverse economic developments globally and in Asia could have a material adverse effect on Clixster’s financial condition and results of operation.

¹ Bank Negara Malaysia Annual Report 2013

Political, economic and social developments or other changes in tax law or other regulations in Malaysia may adversely affect our MVNO operation

Our business, prospects, financial condition and results of operations may be adversely affected by political, economic, social and legal developments in Malaysia. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, nationalism or nullification of contract, changes in interest rates and methods of taxation. Negative developments in Malaysia’s socio-political environment may adversely affect our business, financial condition and results of operations. In addition, changes in tax laws or other regulations or actions taken by the Government to partially or wholly nationalize our operation or our operating assets could adversely affect our results of operations and financial condition.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding shares of our common stock beneficially owned as of December 31, 2014 by: (i) each of our officers and directors; (ii) all officers and directors as a group; and (iii) each person known by us to beneficially own five percent or more of the outstanding shares of our common stock.

Name/Address(1)	Common Stock	Common Stock Options Exercisable Within 60 Days	Common Stock Purchase Warrants/ Convertible Note Exercisable Within 60 Days	Total Stock and Stock Based Holdings(1)	% Ownership(2)
---------------------------	------------------	-----------------	--------------------	------------------	---------------
Khamis, Noor Azlan (3) (5) (9) (10) No. 30, Jalan Damai Perdana 9/2H, Bandar Damai Perdana, Cheras, Kuala Lumpur, Malaysia	3,810,480,659	-	-	3,810,480,659	33.70%
Megat Radzman Megat Khairuddin (1)(3)(6)(9) (10)	2,573,653,772	-	-	2,573,653,772	22.76%
Andrew Hwan, Lee(3) (10) (11)	-	-	-	-	-
Hakim Mazhar, Azrinaz Mazhar (3)(9)(10) No.30 Jalan Damai Perdana 9/2H, Bandar Damai, Perdana, Kuala Lumpur, 56000, Malaysia	550,000,000	-	-	550,000,000	4.86%
Chiat Kwong Ching (3)(10) (11) 103, Sophia Road, Suites@Sophia, Singapore	2,709,475,233	-	-	2,709,475,233	23.96%
Rozali, Mohd Suhaimi (4) Lot 2158, Jalan Hassan, Kg Sungai Udang, 41250 Klang, Selangor, Malaysia	-	-	-	-	-
All officers and directors as a group (6 persons)	9,643,609,664	-	-	9,643,609,664	85.28
Clixster Sdn Bhd (1)(7)(8)(10)	6,184,134,431	-	-	6,184,134,431	54.69%
Nik Nurwanis Nik Ahmad Azman (7)(10) No. 30, Jalan Damai Perdana 9/2H, Bandar Damai Perdana, Cheras, Kuala Lumpur, Malaysia	3,710,480,659	-	-	3,710,480,659	33.00%
Tengku Ayufeira Tg. A.A. Hood (1)(8)(10)	2,473,653,772	-	-	2,473,653,772	22.76%
New China Electronics Limited (1) (10)	6,430,134,431	-	-	6,430,134,431	56.87%

Notes:
(1)	Except as otherwise indicated, based on information furnished by the owners, we believe that the beneficial owners listed above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the address of the beneficial owner is c/o Median Group Inc. at Level 7, Tower 7, Avenue 5, the Horizon Bangsar South, No. 8 Jalan Kerinchi, 59200, Kuala Lumpur, Malaysia.
(2)	For purposes of computing the percentage of outstanding Common Stocks held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days are deemed outstanding but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group. As of the date of the table above, there were 11,307,232,960 outstanding shares of our common stock and there was no options, warrants, and convertible notes outstanding entitling the holders to purchase any shares of our Common Stock owned by officers and/or directors of the Company.
(3)	A director of Company as at December 31, 2014.
(4)	An officer of Company as at December 31, 2014.
(5)	Noor Azlan Khamis holds directly 100,000,000 shares of Common Stock and indirectly 3,810,480,659 shares of Common Stock through his spouse, Nik Nurwanis Nik Ahmad Azman, 60% holding in Clixster Sdn Bhd (“CSB”). CSB owns 6,384,131,431 shares of Common Stock.
(6)	Megat Radzman Megat Khairuddin holds directly 100,000,000 shares of Common Stock and indirectly 2,573,653,772 shares of Common Stock through his spouse, Tengku Ayufeira Tg. A.A. Hood, 40% holding in CSB.
(7)	Nik Nurwanis Nik Ahmad Azman, the spouse of our Director Noor Azlan Khamis, holds 60% interests in CSB.
(8)	Tengku Ayufeira Tg. A.A. Hood, the spouse of our Director Megat Radzman Megat Khairuddin, holds 40% interests in CSB
(9)	Resigned as a director in 2014
(10)	In September 2015, New China Electronics Limited (“New China”) a company wholly owned by Ching Chiat Kwong purchased 6,384,134,431 shares of Common Stock from CSB, 550,000,000 shares of Common Stock from Azrinaz Mazhar Hakim, 100,000,000 shares of Common Stock each from Noor Azlan Khamis and Megat Radzman Megat Khairuddin. After the purchase, (i) CSB, Azrinaz Mazhar Hakim, Noor Azlan Khamis and Megat Radzman Megat Khairuddin all held no shares of Common Stock and (ii) New China and Ching Chiat Kwong held 7,130,134,431 and 2,513,475,233 shares of Common Stock, respectively. On January 8, 2016, New China sold 350,000,000 shares of Common Stock each to our Directors Andrew Hwan Lee and Ahmad Shukri Bin Abdul Ghani. As at date of this report, New China held 6,430,134,431 and Ching Chiat Kwong held 2,513,475,233 for a combined holding of 8,943,609,664 shares or about 79.10% of Common Stock.
(11)	As of the date of this report, our board of directors and officer consist of our directors Andrew Hwan Lee, Ching Chiat Kwong, Abdul Fattah Abdullah, and Ahmad Shukri Abdul Ghani and our officer Mohd Suhaimi Rozali. On this date, Andrew Hwan Lee held a total of 592,000,000 shares or about 5.24% of Common Stock, Ahmad Shukri Bin Abdul Ghani held a total of 500,000,000 shares or about 4.42% of the Common Stock, Ching Chiat Kwong held a total interests of 8,943,609,664 shares or about 79.10% of Common Stock (note 10 above), and Abdul Fattah Abdullah and Mohd Suhaimi Rozali each held no shares of Common Stock. Combined, the board of directors at the date of this report, held a total of 10,035,609,664 shares or about 88.75% of Common Stock.

Executive Officers and Directors

Executive Officers and Directors. Our directors and principal executive officers during year 2014 and to the date of this report are as specified on the following table:

NAME	POSITION	APPOINTED / RESIGNED DURING THE PERIOD
Andrew Hwan LEE	Non Executive Director	Appointed on January 31, 2014
CHING Chiat Kwong	Non Executive Director	Appointed on January 31, 2014 and resigned on February 5, 2015, and re-appointed on October 21, 2015
Abdul Fattah Abdullah	Non Executive Director	Appointed on October 21, 2015
Ahmad Shukri Abdul Ghani	Non Executive Director	Appointed on October 21, 2015
Mohd Suhaimi Bin ROZALI	Chief Financial Officer	Appointed on June 8, 2012
Megat Radzman MEGAT KHAIRUDDIN	Executive Chairman	Appointed on January 31, 2014 and resigned on May 12, 2015
Noor Azlan KHAMIS	Chief Executive Officer, President and Executive Director	Appointed on January 31, 2014 and resigned on October 21, 2015
Azrinaz Mazhar HAKIM MAZHAR	Non Executive Director	Appointed on January 31, 2014 and resigned on October 21, 2015
Mohd Mahyudin Bin ZAINAL	Non Executive Director	Appointed on June 8, 2012 and resigned on April 15, 2014
Norlizah Binti Zainal	Executive Director	Resigned on January 31, 2014
Mohd Khairudin Bin Ramli	Non-executive Director	Resigned on January 31, 2014

Our directors hold office until the earlier of their death, resignation or removal by stockholders or until their successors have been qualified. Our officers are elected annually by, and serve at the pleasure of, our board of directors.

Biographies

Directors and Officers

Andrew Hwan Lee. Andrew Lee, aged 53, was appointed to be the Non-Executive Director on January 31, 2014 and the President and Chief Executive Officer on October 21, 2015. He is a Korean American with an extensive international work experience. His first job stint started in 1987 at Trustbank Savings in Virginia, USA where he was the Assistant Manager of its Computer Department. Later in 1990, he joined International Computer Consulting (ICC) Corp., also in Virginia as the IS Manager before joining the Clinton-Gore Presidential Campaign team in Washington DC in October 1991 for 13 months as the System Manager, responsible for data communications and was tasked with designing the LAN and WAN infrastructure to support the presidential campaign and its subsequent testing and implementation.

He later joined Hughes Communication in December 1992, under the National Rural Telecommunication Cooperative as the Head of DBS Billing Applications where he was responsible for the selection, specification, development, implementation and operations of the billing system.

In early 1995, he was appointed as the Chief Information Officer of MEASAT Broadcast Network Systems in Malaysia (“MBNS”). Operating under the brand ASTRO, MBNS is an integrated electronic media enterprise offering a wide-range of multimedia broadcasting services and one of the largest broadcasting companies in Asia, offering 100 television and 8 radio channels in digital format. During his 5 years tenure, Andrew played a pivotal role to develop and maintain an efficient telecommunication infrastructure and to design and establish a scalable and robust networking infrastructure, which would transparently integrate various critical broadcasting-related sub-systems and administrative system using leading edge technology with a centralised data centre for the operations and management of these systems. His expertise and knowledge were not confined to the Company alone as he was also involved in the Group’s activities as Chairman of the Group’s IT Committee, Technical Advisor for the Binariang’s (a sister company of MBNS) satellite systems and Advisor/Consultant/Project Manager for the Group’s regional call centre in Philippines.

Subsequently in 2000, Mr. Lee was appointed as the Group CEO of DataOne Group Ltd, a wholly owned subsidiary of KEPPEL T&T, which is in the business of building and operating world class Internet Data Center in Singapore, Malaysia, Philippines and Thailand, managing an operating budget of over S$500 million.

In July 2007 till now, he is the Chief Strategy Officer of HUB Technologies Sdn Bhd, an aerosol fire suppression systems provider serving both the domestic and international scenes. Its product under the brand name of Aerohub is known as the only organic aerosol fire suppression solution in the world and recognized by the Government of Malaysia as a National Product. HUB Technologies was awarded a Central Contract from the Ministry of Finance of Malaysia worth RM2 billion.

Andrew Lee studied computer engineering at University of Missouri in 1985. He is not a director or officer of any other reporting company.

Ching Chiat Kwong. Ching, aged 50, was appointed as the Non-Executive Director of the Company on January 31, 2014 and resigned on February 5, 2015. Mr Ching rejoined the Board on October 21, 2015. Mr. Ching is the Executive Chairman and CEO of Oxley Holdings Limited, a company listed on the Singapore Stock Exchange (“SGX”). He is responsible for the overall performance as well as for the formulation of corporate strategies, and the future direction of the Oxley Group. Ching also serves as a Non-Executive Director of Artivision Technologies Ltd, a SGX Catalist-listed company.

Ching possesses more than 15 years of experience in real estate development and telecommunications in Asia. Prior to establishing the Oxley Group, he invested in, developed and successfully launched 13 residential property projects in various parts of Singapore. His ability to identify market trends and business opportunities has enabled him to chart the course for the Oxley Group’s expansion towards the development of industrial and commercial projects in addition to residential properties. Under Mr. Ching’s leadership, the Oxley Group completed its initial public offering (IPO) on the SGX Catalist in October 2010. Oxley’s IPO was then the largest offering ever made on SGX Catalist.

Apart from his commitments at Oxley, Ching is also an active supporter of programmes that benefit the elderly and socially disadvantaged. Ching graduated with a Bachelor of Arts degree and a Bachelor of Social Sciences (Hons) degree from the National University of Singapore in 1989 and 1990, respectively. He is not a director or officer of any other reporting company.

Abdul Fattah Abdullah. Mr. Abdul Fattah Abdullah, aged 56, was appointed as non-executive director on October 21, 2015. He is currently the President of the National Cooperative Movement of Malaysia or Angkasa, which is the defacto body of the cooperatives’ movement in Malaysia. Appointed since June 2013, he plays an important role in driving Angkasa in providing high quality products and services as well as protecting the interests and championing the rights of the cooperative movement through professional management.

He is also the President of ASEAN Cooperative Organisation (ACO) until his term expires in 2018. He also sits as Board member in Cooperative College of Malaysia and the Federal Land Consolidation and Rehabilitation Committee (“FELRA”), a Government-linked company involved in rehabilitation and consolidation of rural lands through re-planting and helping its community participate in national economy activities. In addition, he is chairman of 2 subsidiaries under FELCRA namely Felcraniaga Pte Ltd and Felcra Training and Consultancy Pte Ltd.

He graduated from Universiti Putra Malaysia with a Bachelor in Communication in 2004 and a Professional Diploma in Entrepreneurship and Business Management from Universiti Malaya in 2003. He is not a director or officer of any other reporting company.

Ahmad Shukri Abdul Ghani. Mr. Ahmad Shukri Abdul Ghani, aged44, was appointed as non-executive director on October 21, 2015. He graduated with his law degree from University of Wales, Cardiff, Wales in 1996 and then in 1997, obtained his Barrister at Law from the Honourable Society of Gray’s Inn. In 2011, he pursued and obtained his Certificate of Usuluddin from Universiti Malaya.

Mr. Ahmad Shukri currently is a partner of Messrs. Aziz Hon Annuar. For the past 10 years he has been with PGN Link Sdn Bhd. He worked in various industries including being the General Manager for EH Auto Link (Asia) Sdn Bhd, a company in the business of importing and producing automotive parts and Managing Director of PGN Link Sdn Bhd, which deals in the trading of used automotive parts. As a result of his many years in automotive sector, he was involved in the negotiation with the Malaysia Automotive Institute in drawing up the National Automotive Policy. He was also invited to the British Standard Office in London for a discussion in the formation of a new standard for used automotive parts.

Besides being a member of the Malaysian Bar Council, England and Wales Bar Council and The Honourable Society of Gray’s Inn, Mr. Ahmad Shukri is the secretary of the Parent-Teachers Association of Hira’ Educational Institution and the Seri Banang, Taman Seri Andalas Residents’ Association and a working committee for End of Life of Vehicles at Standards and Industrial Research Institute of Malaysia (“SIRIM”). He is not a director or officer of any other reporting company.

Mohd Suhaimi Bin Rozali. Mohd Suhaimi, aged 54, was appointed as an officer of the Company on June 8, 2012 holding the position of Secretary, Treasurer and Chief Financial Officer of the Company.

Mohd Suhaimi graduated from Universiti Teknologi Mara and started his career with Bank Bumiputra Malaysia Berhad, serving at its branches and in the commercial banking division. He later joined the public listed company, Idris Hydraulic (Malaysia) Bhd ("IHMB") in November 2000 and was part of the white knight's team that undertook the comprehensive corporate debt restructuring exercise of IHMB. Upon the completion of the restructuring exercise of IHMB, the white knight company, Idaman Unggul Berhad ("IUB") assumed the listing status of IHMB and was listed on the Main Board of Bursa Malaysia on November 2003. Mohd Suhaimi left IUB to join Transmission Resources Sdn. Bhd. in November 2005, before leaving Transmission Resources Sdn. Bhd. to set up his own company in February 2007. He joined ECE Technologies in December 2009. Mohd Suhaimi is not an officer or director of any other reporting company.

Ir. Dr Megat Radzman Megat Khairuddin, Ph.D. Megat Radzman, aged 48, was appointed as Chairman and Executive Director on January 31, 2014 and he resigned on May 12, 2015. Megat Radzman is an Engineer by training, a graduate of University of British Columbia, Vancouver, Canada with a Degree in Electronics Engineering specializing in Data Communication.

Megat Radzman is a serial entrepreneur with a penchant interest in technology. He had successfully created several ventures over the last 15 years, most notably when he co-founded the largest mobile-phone manufacturer and supplier in Malaysia with offices in Singapore, Indonesia, Bangladesh and China. His profound understandings of the mobile consumer market and astute business skills led his venture to become the largest mobile phones distribution network in Malaysia with over 4000 authorized distributors, resellers and specialized mobile retail stores nationwide, and over 17 distributors in countries within the region.

He began his career as a Consultant & Business Partner for Siemens & Ericsson and subsequently for the Hungarian Telecommunication Association. He then worked as Designer & Technical Consultant for RISTI (R&D division of PT Telekom, Indonesia based in Bandung). He left to set-up and build CSL Group of Companies, the largest mobile-phone manufacturer and supplier in Malaysia with businesses in Singapore, Indonesia, Bangladesh and China. He served as the Vice Chairman of CSL and consequently departed from the Group after the CSL brand was acquired by S i2i Limited (formerly known as Spice i2i Limited), one of the largest Mobile Internet companies in ASEAN region which is headquartered in Singapore.

Megat Radzman received his doctorate in International Marketing from National University of Malaysia in 2010.

Noor Azlan Khamis. Noor Azlan aged 42, was appointed as Chief Executive Officer, President and Executive Director of the Company on January 31, 2014. He resigned as a director, Chief Executive Officer and President on October 21, 2015. Noor Azlan holds an MBA in Strategic Marketing from Maastricht School of Management (Holland) with 15 years of technology and marketing experience in both enterprise and service provider networking.

He began his career with Asia Connect (1994) under the STI group of companies which was one of the first Internet companies in South East Asia that provided such services as email addresses, domain name registration and even streaming internet radio broadcasts. From October 2007 until May 2010 he led the turnaround exercise for Konsortium Multimedia Swasta Sdn Bhd (KOMMS) as its Director of Business Development and Strategic Planning. He was later appointed as the Chief Executive Officer at Myputralink Group of Companies, a Wireless solution provider and data networking systems company which is part of Zenith Capital Sdn Bhd, a company linked to Oilcorp Berhad.

Noor Azlan was also involved with Medical Online Sdn Bhd during the introduction of MSC 7 flagship in the end-90s, where he was responsible for Strategic Planning and Marketing of Malaysian Telehealth Project. Subsequently, Noor Azlan led an initiative to deploy private sector telemedicine project with Malaysian Medical Association and Association of Private Hospital of Malaysian under Open Net System Inc. Noor Azlan was also the co-founder of Giro Mobile Payment Sdn Bhd, whose principal activities were in the telecommunications, ICT and its related business services.

Azrinaz Mazhar Hakim Mazhar. Azrinaz Mazhar, aged 36, was appointed as the Non-Executive Director of the Company on January 31, 2014. She resigned as a director on October 21, 2015. Miss Hakim Mazhar started work as a broadcast journalist with Malaysia’s number one private television station TV3 in 1997. She was a graduate from Malaysia Institute of Integrative Media (MIIM) in broadcasting and appeared on TV3’s Buletin Pagi, Berita Terkini and Bulletin 1.30 news segments. She won several accolades throughout her career with TV3 including TV3’s "Most Promising Journalist" award in 2000 and received the MIIM Alumni Award in 2002. During her broadcasting stints, she completed numerous assignments including covering several government and business conferences, as well as interviewing world government leaders and business personalities. She left the TV station in May 2005 to venture into other undertakings.

Hakim Mazhar, who is the former wife of the Sultan of Brunei, is also active in social and community work and currently the Patron of the Drug Free Youths Association of Malaysia, an NGO that promotes 'tobacco-alcohol-drug' free lifestyle amongst the youths. She also sits on the board of directors of BACA, an NGO that promotes literacy among the rural communities. Previously, she was the Patron of the Brunei Breast Cancer Awareness Association for three years.

Mohd Mahyudin Bin Zainal. Mohd Mahyudin was appointed as Director and President and Chief Executive Officer of the Company on June 8, 2012. He resigned as President and Chief Executive Officer on January 31, 2014 and as director on April 15, 2014. Since August 2008, Mohd Mahyudin has been the Chief Executive Officer of ECE Technologies Sdn. Bhd which was a major shareholder of the Company. Mohd Mahyudin obtained a Bachelor of Law Degree LLB (Hons) from Universiti Kebangsaan Malaysia and has been admitted as Advocate & Solicitor of High Court Of Malaya in 1994. He has extensive experience in many spheres of law including commercial litigation, conveyancing and corporate legal practice. He has been involved in large scale corporate restructuring exercises involving corporate restructuring, mergers and acquisitions of public listed companies locally in Malaysia and also acquisitions of foreign companies in South East Asia. He was directly involved in the listing of Mutiara Goodyear Development Berhad on the Main Board of Bursa Malaysia and the restructuring of Idaman Unggul Berhad (formerly known as Idris Hydraulic (M) Berhad). He was also directly involved in the establishment of Tahan Insurance Berhad via the merger of three insurance companies namely Talasco Insurance Berhad, Tenaga Insurance Berhad and People Insurance Berhad.

Prior to joining ECE Technologies in August 2008, he was the Chief Executive Officer/President of WWCable Berhad (company listed in Bursa Malaysia). He was involved in various industries such as manufacturing, property development, construction, financial and insurance and also an executive director and director of several public listed companies listed in Bursa Malaysia namely Idaman Unggul Berhad, Idris Hydraulic Berhad, Mutiara Goodyear Development Berhad, Sern Kou Resources Berhad, Tap Resouces Berhad. He was also Director of Talasco Insurance Berhad, People Insurance Berhad and Tahan Insurance Berhad. Mohd Mahyudin is not an officer or director of any reporting company.

NORLIZAH BINTI ZAINAL. Ms. Zainal was appointed as Director and Chief Technology Officer of the Company on June 8, 2012 and resigned as Director and Chief Technology Officer on January 31, 2014. Ms. Zainal graduated with a Degree in Electrical Engineering (Hons) from Universiti Teknologi Malaysia in 1989 and obtained a Diploma in Translation (Science and Technical) from Dewan Bahasa dan Pustaka Malaysia in 1990. She was attached to Muhibbah Engineering CMS Berhad as a consultant engineer before joining Ericsson Telecommunications, Malaysia in 1990. During her eleven years at Ericsson, she was responsible for local and international tenders as well as conducting training for local and international staff and clients. In 2002, she joined Unique Network Sdn Bhd. and later joined ECE Technologies Sdn. Bhd. on August 1, 2008 as Chief Technical Officer. Ms. Zainal is not an officer nor a director of any reporting company.

MOHD KHAIRUDIN BIN RAMLI. Mr. Ramli was appointed to be our Director on March 9, 2012 and resigned on January 31, 2014. Mr. Ramli is a seasoned businessman with over 15 years of experience in Malaysia and South East Asia. Mr. Ramli has broad experience and proven ability to execute and deliver successful business operations and proven his entrepreneurship skills For the past 5 years, Mr. Ramli has been doing trading business in Malaysia. Mr. Ramli is not an officer or director of any reporting company.

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

There are no family relationships among any of our officers and directors, other than Mohd Mahyudin bin Zainal and Norlizah binti Zainal are siblings.

Executive Compensation

The table below sets forth, for our last two fiscal years, the compensation earned by our directors and executive officers. The following table sets forth the annual and long-term compensation for services in all capacities to the Company for its fiscal year ended December 31, 2014 paid to our directors and executive officers who earned more than $100,000 per year at the end of the last completed fiscal year. We refer to all of these officers collectively as our "named executive officers."

SUMMARY COMPENSATION TABLE
Name and principal position	Year(1)	Salary ($)(13)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
----------------------	-------	-------------	------------	---------	----------	---------------	------------------	---------------	--------
Megat Radzman Megat Khairuddin (2)	2014	-	-	-	-	-	-	-	-
	2013	-	-	-	-	-	-	-	-
Noor Azlan Khamis (3)	2014	-	-	-	-	-	-	-	-
	2013	-	-	-	-	-	-	-	-
Andrew Hwan Lee (4)	2014	-	-	-	-	-	-	-	-
	2013	-	-	-	-	-	-	-	-
Azrinaz Mazhar Hakim Mazhar (5)	2014	-	-	-	-	-	-	-	-
	2013	-	-	-	-	-	-	-	-
Ching Chiat Kwong (6)	2014	-	-	-	-	-	-	-	-
	2013	-	-	-	-	-	-	-	-
Mohd Mahyudin Bin Zainal (7)	2014	-	-	-	-	-	-	-	-
	2013	-	-	-	-	-	-	-	-
Norlizah Binti Zainal (8)	2014	-	-	-	-	-	-	-	-
	2013	-	-	-	-	-	-	-	-
Mohd Suhaimi Bin Rozali (9)	2014	-	-	-	-	-	-	-	-
	2013	-	-	-	-	-	-	-	-
Mohd Khairudin Bin Ramli (10)	2014	-	-	-	-	-	-	-	-
	2013	-	-	-	-	-	-	-	-
Pui Kit Lam (11)	2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2013	-	-	-	-	-	-	-	-
Con Unerkov (12)	2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2013	-	-	-	-	-	-	-	-

(1)	Figures represent the year ended December 31 for the indicative years.
(2)	Megat Radzman was appointed as Executive Chairman and Director of the Company on January 31, 2014 and he resigned from both positions on May 12, 2015.
(3)	Noor Azlan was appointed as Director and Chief Executive Officer of the Company on January 31, 2014 and he resigned on October 21, 2015.
(4)	Andrew Hwan Lee was appointed as Non-Executive Director of the Company on January 31, 2014.
(5)	Azrinaz Mazhar was appointed as Non-Executive Director of the Company on January 31, 2014 and she resigned on October 21, 2015.
(6)	Ching Chiat Kwong was appointed as non-Executive Director of the Company on January 31, 2014 and he resigned on February 5, 2015 and was reappointed on October 21, 2015.
(7)	Mohd Mahyudin has been the Company CEO, President and Director since June 8, 2012, and he resigned from CEO and President positions on January 31, 2014, and he resigned as a director on April 15, 2014.
(8)	Norlizah Binti Zainal was appointed as CTO and Director on June 8, 2012 and she resigned from both positions on January 31, 2014.
(9)	Mohd Suhaimi has been the CFO, Treasurer and Secretary from June 8, 2012 to present.
(10)	Mohd Khairudin was appointed as Director on March 9, 2012 and resigned as Director on January 31, 2014.
(11)	Pui Kit Lam was a Director from April 8, 2011 to February 25, 2013.
(12)	Con Unerkov was a Director in 2013 until he resigned on January 25, 2013.
(13)	Salary paid in Malaysian Ringgit (RM). Exchange rate at USD1=RM3

The following table sets forth certain information concerning stock option awards granted to our executive officers and our directors. No options were issued and exercised by our executive officers or directors during the year ended December 31, 2014 and 2013.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014
------------------------------------------------------------------------------------------------------------------------------------------------------
OPTION AWARDS							STOCK AWARDS

Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)
	----------	------------	-----------	--------	---------	---------	----------	----------	----------
Megat Radzman Megat Khairuddin (1)	-	-	-	-	-	-	-	-	-
Noor Azlan Khamis (2)	-	-	-	-	-	-	-	-	-
Andrew Hwan Lee (3)	-	-	-	-	-	-	-	-	-
Azrinaz Mazhar Hakim Mazhar (4)	-	-	-	-	-	-	-	-	-
Ching Chiat Kwong (5)	-	-	-	-	-	-	-	-	-
Mohd Mahyudin Bin Zainal (6)	-	-	-	-	-	-	-	-	-
Mohd Suhaimi bin Rozali (7)	-	-	-	-	-	-	-	-	-
Mohd Khairudin Bin Ramli (8)	-	-	-	-	-	-	-	-	-
Norlizah Binti Zainal (9)	-	-	-	-	-	-	-	-	-

(1)	Megat Radzman was appointed as Executive Chairman and Director of the Company on January 31, 2014 and he resigned from both positions on May 12, 2015.
(2)	Noor Azlan was appointed as Director and Chief Executive Officer of the Company on January 31, 2014.
(3)	Andrew Hwan Lee was appointed as Non-Executive Director of the Company on January 31, 2014.
(4)	Azrinaz Mazhar was appointed as Non-Executive Director of the Company on January 31, 2014.
(5)	Ching Chiat Kwong was appointed as non-Executive Director of the Company on January 31, 2014 and he resigned on February 5, 2015.
(6)	Mohd Mahyudin has been the Company CEO, President and Director since June 8, 2012, and he resigned from CEO and President positions on January 31, 2014, and he resigned as a director on April 15, 2014.
(7)	Mohd Suhaimi has been the CFO, Treasurer and Secretary from June 8, 2012 to present.
(8)	Mohd Khairudin was appointed as Director on March 9, 2012 and resigned as Director on January 31, 2014.
(9)	Norlizah Binti Zainal was appointed as CTO and Director on June 8, 2012 and she resigned from both positions on January 31, 2014.

Employment Agreements

In 2014 and 2013, all the directors did not receive any salaries and did not have any employment contracts with the Group other than the directors indicated below.

Megat Radzman Megat Khairuddin, Noor Azlan Khamis and Azrinaz Mazhar Hakim Mazhar received monthly pay per their employment.

Stock Option Plan

We have one equity compensation plans: the 2007 Stock Incentive Plan and the details of this equity compensation plan is set out below.

2007 Stock Incentive Plan On February 19, 2007, our Board of Directors authorized and approved the adoption of the 2007 Stock Incentive Plan effective the same date (the "2007 Stock Incentive Plan").

The purpose of the 2007 Stock Incentive Plan is to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The 2007 Stock Incentive Plan is to be administered by our Board of Directors or a committee ("Plan Administrator") appointed by and consisting of two or more members of our Board of Directors, which shall determine (i) the persons to be granted stock options under the 2007 Stock Incentive Plan; (ii) the number of shares subject to each option, the exercise price of each stock option; and (iii) whether the stock option shall be exercisable at any time during the option period of ten years or whether the stock option shall be exercisable in installments or by vesting only. The 2007 Stock Incentive Plan provides authorization to the Board of Directors to grant stock options to purchase a total number of shares, not exceed 38,400,000 shares as at the date of adoption by the Board of Directors. At the time a stock option is granted under the 2007 Stock Incentive Plan, the Board of Directors shall fix and determine the exercise price at which shares of our Common Stock may be acquired.

In the event an optionee ceases to be employed by or to provide services to us for reasons other than cause, retirement, disability or death, any stock option that is vested and held by such optionee generally may be exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. The Plan Administrator shall have complete discretion either at the time an option is granted or at any time while the option remains outstanding, to i) extend the period of time which the option is to be exercisable following the optionees cessation of service, but not beyond the expiration of the option term and/or ii) permit the option to be exercised after the cessation of employment of both vested and unvested options at the time of cessation of employment.

No stock options granted under the 2007 Stock Incentive Plan will be transferable by the optionee other than by will or by the laws of descent and distribution following the optionee's death, and each stock option will be exercisable during the lifetime of the optionee subject to the option period of ten years or limitations described above. The options can be assigned in whole or in part during the Optionee's lifetime to one or more members of the optionee's immediate family, provided the assignment is connected to estate planning or pursuant to a domestic relations order.

The exercise price of a stock option granted pursuant to the 2007 Stock Incentive Plan shall be paid in full to us by delivery of consideration equal to the product of the number of shares multiplied by the exercise price. Any stock option settlement, including payment deferrals or payments deemed made by way of settlement of pre-existing indebtedness from the Company may be subject to such conditions, restrictions and contingencies as may be determined by the Plan Administrator.

The 2007 Stock Incentive Plan further provides that, subject to the provisions of the 2007 Stock Incentive Plan and prior Stockholder approval, the Board of Directors may grant to any key individuals who are our employees eligible to receive options, one or more incentive stock options to purchase the number of shares of Common Stock allotted by the Board of Directors (the "Incentive Stock Options"). The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be at least 100% of the fair market value of the Common Shares of the Company and in the case of an Incentive Stock Option granted to an optionee who owns more than 10% of the total combined voting power of all classes of our stock, shall not be less than 110% of the fair market value of our Common Stock. The option term of each Incentive Stock Option shall be determined by the Plan Administrator, which shall not commence sooner than from the date of grant and shall terminate no later than ten years from the date of grant of the Incentive Stock Option, except for optionee who owns more than 10% of the total combined voting power of all classes of our stock whom shall terminate no later than five year from the date of grant of the Incentive Stock Option.

On March 8, 2007, we registered 38,400,000 shares underlying stock options under the 2007 Stock Incentive Plan with the SEC pursuant to a registration statement on Form S-8.

From 2007 to 2012 the Company issued a total of 6,522,309 shares under the 2007 Stock Incentive Plan.

In 2013 and 2014, the Company did not issue any shares under the 2007 Stock Incentive Plan.

In summary, as of December 31, 2014, (i) the Company has issued 6,522,309 shares under the 2007 Stock Incentive Plan, (ii) there are no outstanding stock options to purchase our Common Stock under the 2007 Stock Incentive Plan and, (iii) there are still 31,877,691 shares issuable under the 2007 Stock Incentive Plan.

Description of Capital Stock

Authorized Capital Stock

We have authorized 85,000,000,000 shares of no par value shares of capital stock.

Capital Stock Issued and Outstanding

After giving effect to the Acquisition on January 31, 2014, we have issued and outstanding 11,307,232,960 shares of Common Stock as at December 31, 2015.

Common Stock

The holders of our Common Stock are entitled to one vote per share. The holders of our Common Stock are entitled to receive such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights.

Dividend Policy

There have been no cash dividends declared on our Common Stock since inception. It is the present policy of the Company to retain earnings to finance the growth and development of the business and, therefore, the Company does not anticipate paying dividends on its Common Stock in the foreseeable future.

The holders of our Common Stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our Common Stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our Common Stock. Holders of shares of our Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our Common Stock.

Trading Information

Our Common Stock is currently approved for quotation on the OTC Markets maintained by the Financial Industry Regulatory Authority, Inc. under the symbol CHMD.

Issuer Purchases of Equity Securities

No repurchases of our Common Stock were made during our fiscal year ended December 31, 2015 and 2014.

Director Compensation

During the fiscal years ended December 31, 2013-2015, our Directors did not receive any compensation from us for their services in such capacity and we do not foresee paying our Directors any compensation for their services in such capacity in the future.

Directors' and Officers' Liability Insurance

The Company does not have any Directors and Officers liability insurance insuring our Directors and Officers.

Code of Ethics

Our code of ethics that applies to our officers, directors and employees, including our principal executive officer and principal accounting officer are at our website at www.mediangroupinc.com.

Board Committees

We expect our board of directors, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. We intend to appoint such persons to committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek a listing on a national securities exchange.

Certain Relationships and Related Transactions

The Registrant is not aware of any family relationships between and amongst any of the Directors.

Item 3.02 Unregistered Sales of Equity Securities

As of that Closing Date on January 31, 2014, the Board of Directors of the Company approved the issuance of 10,193,609,664 restricted shares of the Company's Common Stock for the acquisition of CMSB.

All the foregoing issuances were made by the Registrant pursuant to the exemption from registration provided under Regulation S of the Securities Act of 1933, as amended.

Information set forth in Item 2.01 of this Current Report on Form 8-K with respect to the issuance of unregistered equity securities in connection with the Acquisition is incorporated by reference into this Item 3.02.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), (i) CMSB’s audited financial statements for the fiscal years ended December 31, 2014 and 2013 and (ii) Clixster Mobile Group Inc. and CMSB proforma financial statements for the year ended December 31, 2013 are filed in this Current Report on Form 8-K as Exhibit 99.1 and 99.2, respectively.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit

2.1	Shareholders’ Agreement between Good World Investments Limited, Advance Tech Communications Sdn. Bhd. And ATC Marketing Limited(7)
2.2	Sale and Purchase Agreement entered by Good World Investments Limited to acquire 5% equity interest in Advance Tech Communications Sdn. Bhd. (8)
2.3	Sale and Purchase Agreement between Good World Investments Limited and ECE Technologies Sdn. Bhd. (9)
2.4	Sale and Purchase Agreement between the Company and Samata Ventures Sdn Bhd and Clixster Sdn Bhd. (10)
2.5	Sale and Purchase Agreement between the Company and KR Global Ventures Sdn Bhd. (11)
2.6	Sale and Purchase Agreement between the Company and Mohamad Puzi Bin Khalid, and the brand licensing agreement between the Company and Mohamad Puzi Bin Khalid(12)
3.1	Articles of Incorporation (1)
3.1.1	Certificate of Amendment to Articles of Incorporation (2)
3.1.2	Certificate of Amendment to Articles of Incorporation, as amended.(3)
3.1.3	Certificate of Amendment to Articles of Incorporation, as amended.(4)
3.1.4	Certificate of Amendment to Articles of Incorporation, as amended.(5)
3.2	Bylaws (1)
10.1	2007 Stock Incentive Plan (4)
31.1*	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1*	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2*	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

1.	Incorporated by reference to our Registration Statement on Form SB-2 as filed with the SEC on April 15, 2003.
2.	Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on February 3, 2005.
3.	Incorporated by reference to our Registration Statement on Form SB-2 as filed with the SEC on September 26, 2005.
4.	Incorporated by reference to our Registration Statement on Form S8 as filed with the SEC on March 8, 2007.
5.	Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on April 7, 2014.
6.	Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on October 12, 2015.
7.	Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on May 26, 2009.
8.	Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on February 22, 2011.
9.	Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on March 16, 2012.
10.	Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on February 6, 2014.
11.	Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on January 16, 2014.
12	Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on December 16, 2015

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 23, 2016

Median Group Inc
a Texas corporation

/s/ Andrew Hwan Lee
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Andrew Hwan Lee
Chief Executive Officer

/s/ Mohd Suhaimi bin Rozali
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Mohd Suhaimi bin Rozali
Chief Financial Officer